Exhibit 10.21

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of October 11, 2023 (this “Amendment”), is by and among Tempus Labs, Inc., a Delaware corporation (the “Borrower”), each other Loan Party signatory hereto, Ares Capital Corporation, as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), and the Lenders signatory hereto, each in their individual capacity as a Lender under the Credit Agreement as in effect immediately prior to this Amendment (each, an “Existing Lender”), and in their capacity, as applicable, as a provider of the Second Amendment Effective Date Term Loan Commitments (as defined below) set forth opposite such Lender’s name on Schedule I attached hereto (each, a “Second Amendment Effective Date Term Lender”).

WHEREAS, reference is hereby made to the Credit Agreement, dated as of September 22, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto from time to time, the Administrative Agent, and Ares Capital Management LLC, as Lead Arranger and Bookrunner;

WHEREAS, the Borrower has requested that (i) the Second Amendment Effective Date Term Lenders provide additional Term Loan Commitments to fund additional Term Loans in the aggregate principal amount of $35,000,000.00 (the “Second Amendment Effective Date Term Loan Commitments”; the Term Loans provided pursuant to the Second Amendment Effective Date Term Loan Commitments, the “Second Amendment Effective Date Term Loans”) in the amounts set forth on Schedule I attached hereto for working capital and general corporate purposes and (ii) make certain other amendments the Existing Credit Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth in this Amendment, (i) the Second Amendment Effective Date Term Lenders with a Second Amendment Effective Date Term Loan Commitment have agreed to make the Second Amendment Effective Date Term Loans and (ii) the Administrative Agent and the Lenders constituting Required Lenders signatory hereto have agreed to make such amendments to the Existing Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each capitalized term used herein has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 herein, on and as of the Second Amendment Effective Date (as defined below), and in reliance upon the representations and warranties of the Loan Parties set forth in Section 3 below, the Existing Credit Agreement is hereby amended as follows:

(a) The Existing Credit Agreement (excluding the schedules, exhibits and signature pages thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Annex A.

(b) Schedule 2.01 to the Existing Credit Agreement is hereby amended by and restated in its entirety to read as Annex B attached hereto.

Section 3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender that on the date hereof:

(a) such Loan Party (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the power and authority and all governmental rights, qualifications, approvals, authorizations, permits, accreditations, licenses and franchises material to the business of such Loan Party taken as a whole that are necessary to own its assets, to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under this Amendment and (iii) except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required;

(b) such Loan Party is duly authorized by all necessary corporate or other action and, if required, stockholder action to enter into this Amendment;

(c) when executed and delivered by such Loan Party, this Amendment will constitute, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(d) the execution, delivery and performance by such Loan Party of this Amendment and each other Loan Document to which it is a party, and the Borrowings by the Borrower under the Credit Agreement (as amended by this Amendment) (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except those that are required or permitted to be obtained following consummation of the transactions contemplated by this Amendment, the absence of which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect and filings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any Requirement of Law applicable to such Loan Party, (iii) will not violate or result in a default under any indenture or other material agreement or instrument binding upon such Loan Party or any of its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder, (iv) will not result in the creation or imposition of any Lien on any asset of such Loan Party, except Liens created under the Loan Documents and (v) will not violate any judgment, order, decree or injunction that is binding upon such Loan Party or any of their respective properties;

(e) as of the Second Amendment Effective Date, (a) the fair value of the assets of the Borrower, and its subsidiaries, on a consolidated basis, at fair valuation, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) the Borrower and its subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Second Amendment Effective Date;

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(f) no Default or Event of Default has occurred and is continuing or would result from the funding of the Second Amendment Effective Date Term Loans and the consummation of the other transactions contemplated by this Amendment; and

(g) the representations and warranties of such Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date).

Section 4. Conditions to Effectiveness. This Amendment and each Second Amendment Effective Date Term Lender’s obligation to provide the Second Amendment Effective Date Term Loan Commitments shall become effective on the first date (the “Second Amendment Effective Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms herein:

(a) the Administrative Agent shall have received from the Borrower, each other Loan Party, the Existing Lenders constituting Required Lenders and each Second Amendment Effective Date Term Lender a counterpart to this Amendment, duly executed and delivered on behalf of such party;

(b) the Administrative Agent shall have received each of the items set forth on Annex C attached hereto, in each case, in form and substance reasonably acceptable to the Administrative Agent;

(c) receipt by the Administrative Agent in dollars and in immediately available funds, for the benefit of each Second Amendment Effective Date Term Lender, based on its pro rata share of the aggregate amount of the Second Amendment Effective Date Term Loan on the Second Amendment Effective Date, a non-refundable closing fee in an aggregate amount equal to 2.50% ($875,000.00) of the aggregate principal amount of the Second Amendment Effective Date Term Loan, which such fee shall be fully earned, due and payable on the date hereof and paid from the proceeds of the Second Amendment Effective Date Term Loans;

(d) all fees and expenses required to be paid on the Second Amendment Effective Date pursuant to the Loan Documents (in the case of expenses, to the extent invoiced at least one (1) Business Day prior to the Second Amendment Effective Date) shall have been paid from the proceeds of the Second Amendment Effective Date Term Loans;

(e) the truth and accuracy of the representations and warranties in Section 3 hereof; and

(f) both immediately before and after giving effect to this Amendment, the funding of the Second Amendment Effective Date Term Loans and the consummation of the other transactions contemplated by this Amendment, no Default or Event of Default shall have occurred and be continuing.

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Section 5. Effect of Amendment; Reaffirmation and Ratification of Obligations; Etc. Except as expressly set forth herein or in the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or under any other Loan Document or constitute a course of conduct or dealing among the parties, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Each Loan Party hereby acknowledges and agrees that the Credit Agreement and each other Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms. On and as of the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. This Amendment constitutes a Loan Document.

Section 6. Release of Claims. In consideration of the agreements of the Administrative Agent and the Lenders contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges the Administrative Agent and the Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

Section 7. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8. Captions. Captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

Section 9. Governing Law; Jurisdiction; Consent to Service of Process. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. The provisions of Section 9.09(b), (c) and (d) and Section 9.10 are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11. Covenants of New Lenders. Each Second Amendment Effective Date Term Lender that was not a Lender of record immediately prior to the Second Amendment Effective Date (a) represents

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and warrants that (i) from and after the Second Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement, as amended by this Amendment, as a Lender thereunder and, to the extent of its respective Second Amendment Effective Date Term Loan Commitments and Second Amendment Effective Date Term Loans, shall have the obligations and rights of a Lender thereunder and (ii) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to make its respective Second Amendment Effective Date Term Loans and (b) agrees that (i) it will, independently and without reliance on the Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

—Remainder of Page Intentionally Left Blank; Signature Pages Follow—

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEMPUS LABS, INC., a Delaware corporation

By:	/s/ James Rogers
Name:	James Rogers
Title:	Chief Financial Officer

AKESOGEN INC., a Delaware corporation

By:	/s/ James Rogers
Name:	James Rogers
Title:	Chief Financial Officer

TEMPUS COMPASS, LLC, a California limited liability company (f/k/a HIGHLINE CONSULTING LLC)

By: Tempus Labs, Inc., its Sole Member

By:	/s/ James Rogers
Name:	James Rogers
Title:	Chief Financial Officer

ARTERYS INC., a Delaware corporation

By:	/s/ James Rogers
Name:	James Rogers
Title:	Chief Financial Officer

MPIRIK, INC., a Delaware corporation

By:	/s/ James Rogers
Name:	James Rogers
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ARES CAPITAL CORPORATION,
as Administrative Agent, an Existing Lender and Second Amendment Effective Date Term Lender

By:	/s/ Kort Schnabel
Name:	Kort Schnabel
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LENDERS:

ARES SFERS CREDIT STRATEGIES FUND LLC, as an Existing Lender and Second Amendment Effective Date Term Lender

By: Ares Capital Management LLC, its investment manager

By:	/s/ Kort Schnabel
Name:	Kort Schnabel
Title:	Authorized Signatory

AO MIDDLE MARKET CREDIT L.P., as an Existing Lender and Second Amendment Effective Date Term Lender

By: OCM Middle Market Credit G.P. Inc., its general partner

By:	/s/ K. Patel
Name:	K. Patel
Title:	Director

By:	/s/ Jeremy Ehrlich
Name:	Jeremy Ehrlich
Title:	Director

ASH HOLDINGS II (U), L.P., as a Second Amendment Effective Date Term Lender

By: Ares Capital Management LLC, its Manager

By:	/s/ Kort Schnabel
Name:	Kort Schnabel
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LENDERS (continued):

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P., as an Existing Lender

By: Ares Management LLC, its investment subadvisor
By: Ares Capital Management LLC, as subadvisor

By:	/s/ Kort Schnabel
Name:	Kort Schnabel
Title:	Authorized Signatory

ARES DIRECT FINANCE I LP, as an Existing Lender

By: Ares Capital Management LLC, its investment manager

By:	/s/ Kort Schnabel
Name:	Kort Schnabel
Title:	Authorized Signatory

AO MIDDLE MARKET CREDIT FINANCING L.P., as an Existing Lender

By: AO Middle Market Credit Financing GP Ltd., its general partner

By:	/s/ K. Patel
Name:	K. Patel
Title:	Director

By:	/s/ Jeremy Ehrlich
Name:	Jeremy Ehrlich
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ARES DIVERSIFIED CREDIT STRATEGIES FUND (S), L.P., as an Existing Lender

By: Ares Management LLC, its investment manager
By: Ares Management LLC, its sub-advisor

By:	/s/ Kort Schnabel
Name:	Kort Schnabel
Title:	Authorized Signatory

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SCHEDULE I

Second Amendment Effective Date Term Loan Commitments

3

ANNEX A

Credit Agreement

See attached.

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~~CONFORMED THROUGH FIRST AMENDMENT TO CREDIT AGREEMENT~~Annex A to Second Amendment to Credit Agreement

CREDIT AGREEMENT1

dated as of

September 22, 2022

by and among

TEMPUS LABS, INC.,

as the Borrower,

the Lenders party hereto from time to time,

and

ARES CAPITAL CORPORATION,

as Administrative Agent and Collateral Agent

ARES CAPITAL MANAGEMENT LLC,

as Lead Arranger and Bookrunner

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Amended to reflect changes through the (i) Limited Waiver and First Amendment to Credit Agreement, dated as of April ~~[●]~~25, 2023, and (ii) Second Amendment to Credit Agreement, dated as of October 11, 2023.

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TABLE OF CONTENTS

Page
ARTICLE I Definitions	1

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	~~32~~28
SECTION 1.03. Terms Generally	~~32~~28
SECTION 1.04. Accounting Terms; GAAP	~~32~~29
SECTION 1.05. Rates	29
SECTION 1.06. Divisions	~~33~~29

ARTICLE II The Credits	~~33~~30

SECTION 2.01. Commitments	~~33~~30
SECTION 2.02. Loans and Borrowings	~~34~~30
SECTION 2.03. Requests for Borrowings	~~34~~31
SECTION 2.04. [Reserved]	~~35~~31
SECTION 2.05. [Reserved]	~~35~~31
SECTION 2.06. Funding of Borrowings	~~35~~31
SECTION 2.07. Interest Elections	~~35~~32
SECTION 2.08. Termination of Commitments	~~36~~33
SECTION 2.09. Evidence of Debt	~~36~~33
SECTION 2.10. Repayment of Loans; Amortization of Term Loans	~~37~~34
SECTION 2.11. Prepayment of Loans	~~37~~34
SECTION 2.12. Fees	~~39~~36
SECTION 2.13. Interest	~~40~~38
SECTION 2.14. Benchmark Replacement Setting	~~42~~40
SECTION 2.15. Increased Costs	~~43~~41
SECTION 2.16. Break Funding Payments	~~44~~42
SECTION 2.17. Taxes	~~45~~42
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~49~~46
SECTION 2.19. Mitigation Obligations; Replacement of Lenders	~~50~~48

ARTICLE III Representations and Warranties	~~51~~49

SECTION 3.01. Organization; Power	~~51~~49
SECTION 3.02. Authorization; Enforceability	~~51~~49
SECTION 3.03. Governmental Approvals; No Conflicts	~~52~~49
SECTION 3.04. Financial Condition; No Material Adverse Change; Projections; No Default	~~52~~49
SECTION 3.05. Properties	~~53~~50
SECTION 3.06. Litigation	~~53~~51
SECTION 3.07. Compliance with Laws and Agreements	~~54~~51
SECTION 3.08. Investment Company Status	~~54~~51
SECTION 3.09. Taxes	~~54~~51
SECTION 3.10. ERISA	~~54~~51
SECTION 3.11. Reports	~~54~~51
SECTION 3.12. Subsidiaries	~~54~~52

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Page
SECTION 3.13. Insurance	~~54~~52
SECTION 3.14. Labor Matters	~~54~~52
SECTION 3.15. Solvency	~~55~~52
SECTION 3.16. Margin Regulations	~~55~~52
SECTION 3.17. Patriot Act	~~55~~52
SECTION 3.18. Anti-Corruption Laws	~~56~~53
SECTION 3.19. Intellectual Property; Licenses, Etc.	~~56~~53
SECTION 3.20. [Reserved]	~~57~~54
SECTION 3.21. Environmental Compliance	~~57~~54
SECTION 3.22. Health Care Regulatory Matters	~~58~~55
SECTION 3.23. Deposit Accounts and Securities Accounts. Schedule 3.23	56
SECTION 3.24. Use of Proceeds	~~59~~56
SECTION 3.25. Absence of Undisclosed Liabilities	~~59~~56

ARTICLE IV Conditions	~~59~~57

SECTION 4.01. Effective Date	~~59~~57

ARTICLE V Affirmative Covenants	~~62~~59

SECTION 5.01. Financial Statements and Other Information	~~62~~59
SECTION 5.02. Notices of Material Events	~~63~~60
SECTION 5.03. Information Regarding Collateral	~~65~~62
SECTION 5.04. Existence; Conduct of Business; Public Health Laws	~~66~~62
SECTION 5.05. Payment of Taxes	~~66~~63
SECTION 5.06. Maintenance of Properties	~~66~~63
SECTION 5.07. Insurance	~~66~~63
SECTION 5.08. Casualty and Condemnation	~~67~~63
SECTION 5.09. Books and Records; Inspection and Audit Rights	~~67~~64
SECTION 5.10. Compliance with Laws	~~67~~64
SECTION 5.11. Use of Proceeds	~~67~~64
SECTION 5.12. Additional Subsidiaries	~~68~~64
SECTION 5.13. Further Assurances	~~68~~65
SECTION 5.14. Environmental Matters	~~68~~65
SECTION 5.15. Annual Lender Meeting	~~68~~65
SECTION 5.16. Post-Closing Covenants	~~69~~65

ARTICLE VI Negative Covenants	~~69~~66

SECTION 6.01. Indebtedness	~~69~~66
SECTION 6.02. Liens	~~71~~68
SECTION 6.03. Fundamental Changes; Line of Business	~~73~~69
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions	~~73~~70
SECTION 6.05. Asset Sales	~~75~~72
SECTION 6.06. Sale and Leaseback Transactions	~~77~~73
SECTION 6.07. [Reserved]	~~77~~74
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness	~~77~~74
SECTION 6.09. Transactions with Affiliates	~~79~~75
SECTION 6.10. Restrictive Agreements	~~80~~76
SECTION 6.11. Amendment of Material Documents	~~81~~77

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Page
SECTION 6.12. Financial Performance Covenants	~~81~~77
SECTION 6.13. Accounting; Fiscal Year	78
SECTION 6.14. Swap Agreements	~~81~~78
SECTION 6.15. Changes in Name	~~82~~78
SECTION 6.16. OFAC; Patriot Act	~~82~~78
SECTION 6.17. Issuance or Repurchase of Equity Interests	~~82~~78
SECTION 6.18. Capital Expenditures	~~82~~78

ARTICLE VII Events of Default	~~82~~79

SECTION 7.01. Events of Default	~~82~~79
SECTION 7.02. Right to Cure	82

ARTICLE VIII The Agents	~~86~~82

SECTION 8.01. Appointment	~~86~~82
SECTION 8.02. The Administrative Agent	~~86~~83
SECTION 8.03. Exculpatory Provisions	~~87~~83
SECTION 8.04. Reliance by Administrative Agent	~~87~~83
SECTION 8.05. Notice of Default	~~87~~84
SECTION 8.06. Non-Reliance on Agents and Other Lenders	~~88~~84
SECTION 8.07. Indemnification	~~88~~84
SECTION 8.08. Agent in Its Individual Capacity	~~88~~85
SECTION 8.09. Successor Administrative Agent	~~89~~85
SECTION 8.10. Erroneous Payments	~~89~~85

ARTICLE IX Miscellaneous	~~91~~87

SECTION 9.01. Notices	~~91~~87
SECTION 9.02. Waivers; Amendments	~~92~~88
SECTION 9.03. Expenses; Indemnity; Damage Waiver	~~95~~91
SECTION 9.04. Successors and Assigns	~~96~~92
SECTION 9.05. Survival	~~100~~96
SECTION 9.06. Counterparts; Integration; Effectiveness	~~100~~96
SECTION 9.07. Severability	~~100~~96
SECTION 9.08. Right of Setoff	~~101~~96
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process	~~101~~97
SECTION 9.10. WAIVER OF JURY TRIAL	~~102~~97
SECTION 9.11. Headings	~~102~~98
SECTION 9.12. Confidentiality	~~102~~98
SECTION 9.13. Interest Rate Limitation	~~103~~98
SECTION 9.14. USA Patriot Act	~~103~~98
SECTION 9.15. Release of Collateral	~~103~~99
SECTION 9.16. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~103~~99

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SCHEDULES TO DISCLOSURE LETTER:

Schedule 2.01	—	Term Loan Commitments
Schedule 3.03	—	No Conflicts
Schedule 3.05	—	Real Property
Schedule 3.06	—	Litigation
Schedule 3.07	—	Compliance with Laws
Schedule 3.12	—	Subsidiaries
Schedule 3.13	—	Insurance
Schedule 3.14	—	Collective Bargaining Agreements
Schedule 3.23	—	Deposit Accounts and Securities Account
Schedule 5.16	—	Post-Closing Covenants
Schedule 6.01(iii)	—	Effective Date Indebtedness
Schedule 6.01(xiii)	—	Effective Date Non-Loan Party Subsidiary Indebtedness
Schedule 6.02	—	Liens
Schedule 6.04(iii)	—	Effective Date Investments
Schedule 6.04(xvii)	—	Effective Date Non-Loan Party Subsidiary Investments
Schedule 6.09	—	Transactions with Affiliates
Schedule 6.10	—	Restrictions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	[Reserved]
Exhibit D	—	Form of Perfection Certificate
Exhibit E	—	Form of Borrowing Request
Exhibit F	—	Form of Interest Election Request
Exhibit G	—	Form of Term Loan Note
Exhibit H	—	[Reserved]
Exhibit I-1-4	—	U.S. Tax Compliance Certificates
Exhibit J	—	Form of Solvency Certificate

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CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of September 22, 2022, by and among TEMPUS LABS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time, ARES CAPITAL CORPORATION, as Administrative Agent, and ARES CAPITAL MANAGEMENT LLC, as Lead Arranger and Bookrunner.

The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) Effective Date Term Loans in an aggregate principal amount not to exceed $175,000,000, upon and subject to the terms and conditions set forth in this Agreement ~~and~~, (ii) First Amendment Effective Date Term Loans in an aggregate principal amount not to exceed $50,000,000, upon and subject to the terms and conditions set forth in the First Amendment, and (iii) Second Amendment Effective Date Term Loans in an aggregate principal amount not to exceed $35,000,000, upon and subject to the terms and conditions set forth in the Second Amendment.

The proceeds of the Term Loans will be used by the Borrower (i) for working capital and general corporate purposes, (ii) to finance growth initiatives, (iii) to pay for operating expenses and (iv) to pay the Transaction Costs.

The Lenders are willing to extend such credit to the Borrower, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Ares Capital Corporation, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor administrative agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Agent Indemnitee” has the meaning set forth in Section 8.07.

“Agents” means, as applicable, the Administrative Agent and the Collateral Agent.

“Aggregate Exposure” means with respect to any Lender at any time, an amount equal to (a) until the Effective Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the aggregate then unpaid principal amount of such Lender’s Term Loans.

“Aggregate Exposure Percentage” means with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement” means this Credit Agreement, as the same may be renewed, extended, modified, supplemented or amended from time to time.

“Annual Financial Statements” means the audited consolidated financial statements of the Borrower for the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021.

“Anti-Corruption Laws” all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any Subsidiary from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” has the meaning set forth in Section 3.17.

“Applicable Rate” means~~,~~ (x) prior to the First Amendment Effective Date, the “Applicable Rate” as defined in this Agreement immediately prior to giving effect to the First Amendment and (y) from and after the First Amendment Effective Date immediately after giving effect to the First Amendment, for any day with respect to any Term Loans, (a) for any Interest Period for which the Borrower exercises the PIK Election, (i) 4.00% per annum in the case of a Base Rate Loan or (ii) 5.00% per annum in the case of a SOFR Loan or (b) for any Interest Period for which the Borrower exercises the Cash Election, (i) 6.25% per annum in the case of a Base Rate Loan or (ii) 7.25% per annum in the case of a SOFR Loan.

“Approved Fund” has the meaning set forth in Section 9.04(b).

“Assignees” has the meaning set forth in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04) and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Basket Amount” means, as of any date of determination, (a) without duplication, the net cash proceeds of any issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests) and 100% of the aggregate amount of cash contributions to the common capital of the Borrower, in each case after the Effective Date (in each case, to the extent not earmarked or for any other purposes under this Agreement or the other Loan Documents or Not Otherwise Applied), minus (b) the aggregate amount of Investments (including Permitted Acquisitions and payments in respect of earnouts, milestone and other similar deferred purchase price obligations) and other payments made in respect of the Google Note, in each case, made using the Available Basket Amount on or prior to such date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means the greatest of (a) the “Prime Rate” appearing in the “Money Rates” section of The Wall Street Journal or another national publication selected by Agent, (b) the Federal Funds Rate plus 0.50%, (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%, in each instance as of such day and (d) 2.00%. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR for an Interest Period of one month.

“Base Rate Borrowing”, when used in reference to any Borrowing, refers to whether the Loans comprising such Borrowing are bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Loan”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.14.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(1)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)  in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (ii) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person, (iii) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a written request by the Borrower for a Borrowing in accordance with Section 2.03; provided that a written Borrowing Request shall be substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent.

“Business Day” means any day on which commercial banks are open for commercial banking business in Chicago, Illinois and New York, New York; provided, that for purposes of determining the rate of interest applicable to any Loan the reference rate for which utilizes Term SOFR and for any notice periods related to the borrowing or continuation of, or the conversion into, a SOFR Loan, “Business Day” shall exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Capital Expenditure Carryover Amount” has the meaning specified in Section 6.18.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Lease” means any lease of property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or tangible personal property, or a combination thereof, which obligations are, or are required to be, classified and accounted for as capital leases on the balance sheet of such Person under GAAP; provided, that for all purposes hereunder, any obligations of such Person that would have been treated as operating leases in accordance with Accounting Standards Codification 840 (regardless of whether or not then in effect) shall be treated as operating leases for purposes of all financial definitions, calculations and covenants, without giving effect to Accounting Standards Codification 842 requiring operating leases to be recharacterized or treated as capital leases.

“Cash Election” has the meaning specified in Section 2.13(f).

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Change of Control” means:

(a) at any time prior to an IPO, the Permitted Holders, directly or indirectly, shall cease to beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) Equity Interests representing more than 50.1% of the total voting power of all of the outstanding voting stock of the Borrower;

(b) at any time on or after an IPO, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Equity Interests representing more than 35.0% of the total voting power of all of the outstanding voting stock of the Borrower;

(c) Eric Lefkofsky shall cease to have the right or ability by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of the Borrower;

(d) Eric Lefkofsky shall (i) cease to be the Chief Executive Officer of the Borrower and (ii) cease to be a member of the Board of Directors of the Borrower, in each case within three (3) years of the Effective Date and, in each case, except as a result of his death, disability or incapacitation; or

(e) the occurrence of a “Change of Control”, as defined in any Material Indebtedness.

“Charges” has the meaning set forth in Section 9.13.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document (which shall include the Mortgaged Properties) and all other property of whatever kind subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” means Ares Capital Corporation, in its capacity as collateral agent for the Lenders under this Agreement and any Security Document.

“Collateral Agreement” means the Guarantee and Collateral Agreement among the Loan Parties and the Collateral Agent, dated as of the Effective Date (as amended or supplemented from time to time).

“Collateral and Guarantee Requirement” means the requirement that:

(a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

(b) all outstanding Equity Interests of each wholly owned Subsidiary owned directly by any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties (i) shall not be required to pledge or otherwise grant security interests in (A) any assets of a direct or indirect Foreign Subsidiary or (B) any assets of any Domestic Subsidiary if substantially all of its assets consist of the Equity Interests or Equity Interests and Indebtedness of (x) one or more direct or indirect Foreign Subsidiaries that are “controlled foreign corporations” under Section 957 of the Code if any of the dividends of such controlled foreign corporation are not entitled to the dividends received deduction under Section 245A of the Code (as reasonably determined by the Borrower in good faith) or (y) other Domestic Subsidiaries otherwise described in this clause (B) (each, a “FSHCO”) or (C) any equity interests (as determined for U.S. federal income tax purposes) of (1) a direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary, (2) any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes if substantially all of its assets consists of the Equity Interests or indebtedness (as determined for U.S. federal income tax purposes) of one or more direct or indirect Foreign Subsidiaries, and (3) that are voting equity interests of (x) any Foreign Subsidiary or (y) any FSHCO, in each case, in excess of 65% of the voting equity interests and 100% of the outstanding non-voting equity interests thereof, and (ii) shall not be required to make any pledge, the pledge of which would constitute a violation of law or any contract permitted under this Agreement) and the Collateral Agent shall have received certificates or other instruments (if any) representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) all Indebtedness for borrowed money of a Subsidiary in excess of $250,000 that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all such promissory notes and other promissory notes required to be delivered pursuant to the Collateral Agreement, together with undated instruments of transfer with respect thereto; provided, however, that the foregoing delivery requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors;

(d) all documents and instruments, including Uniform Commercial Code financing statements and control agreements, required by law or reasonably requested by the Collateral Agent to be executed, filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by the Collateral Agreement, shall have been executed, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid senior secured Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, and such surveys and legal opinions (excluding zoning and land use opinions if the title insurance policy includes a zoning endorsement), completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Section 1. Notwithstanding anything to the contrary in this Agreement or any Security Document, (i) no Loan Party shall be required to pledge or grant security interests in any Excluded Asset (as defined in the Collateral Agreement) and (ii) no perfection steps or other actions or filings outside of the United States shall be required. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or surveys with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents.

“Commitment” means the Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time, and any successor statute.

“Competitors” means any Person who is not an Affiliate of a Loan Party and who engages (or whose Affiliate engages), as its primary business, in the same or similar business as the Permitted Business.

“Confidential Disclosure Letter” means that certain Confidential Disclosure Letter, dated as of the Effective Date, and delivered by the Borrower to the Agents.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” has the meaning assigned to such term in the Collateral Agreement.

“Credit Party” means each of the Administrative Agent, the Collateral Agent and the Lenders.

“Cure Amount” has the meaning set forth in Section 7.02.

“Cure Right” has the meaning set forth in Section 7.02.

“Declined Proceeds” has the meaning set forth in Section 2.11(l).

“Default” means any event or condition that constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans, provided that the Administrative Agent may, by notice to the Borrower and the other Lenders, declare that such Defaulting Lender is no longer a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Disposition” has the meaning set forth in Section 6.05.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, other than in each case solely in exchange for Qualified Equity Interests (and cash in lieu of fractional shares), on or prior to the date that is 91 days after the Term Loan Maturity Date. Notwithstanding the preceding sentence, (w) any Equity Interest that would constitute Disqualified Equity Interests solely because the holders of the Equity Interest have the right to require the Borrower or the Subsidiary that issued such Equity Interest to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such Equity Interest provide that the Borrower may not repurchase such Equity Interest unless the Borrower would be permitted to do so in compliance with Section 6.08, (x) any Equity Interest that would constitute Disqualified Equity Interests solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 6.08 will not constitute Disqualified Equity Interests, (y) any Equity Interest issued to any plan for the benefit of employees will not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or the Subsidiary that issued such Equity Interest in order to satisfy applicable statutory or regulatory obligations and (z) any class of Equity Interests of such Person that by its terms requires such Person to satisfy its obligations thereunder by delivery of Qualified Equity Interests shall not be deemed to be Disqualified Equity Interests. The amount of Disqualified Equity Interests deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, exclusive of accrued dividends.

“Disqualified Institution” means (a) any competitor of the Borrower or its Subsidiaries identified in writing by or on behalf of the Borrower to (i) the Lead Arranger prior to the Effective Date or (ii) the Administrative Agent from time to time after the Effective Date with the written consent of the Administrative Agent (in its sole discretion), (b) those particular banks, financial institutions, other institutional lenders and other Persons identified by or on behalf of the Borrower to the Lead Arranger in writing (as provided herein) (x) prior to the Effective Date (or related funds of any such Persons) or (y) after the Effective Date with the written consent of the Administrative Agent (in its sole discretion) and (c) any Affiliate of the entities described in the preceding clauses (a) or (b) that are either (w) reasonably identifiable as such on the basis of their name or (x) are identified as such in writing by or on behalf of the Borrower to (i) the Lead Arranger prior to the Effective Date or (ii) the Administrative Agent from time to time after the Effective Date (other than, in each case, Affiliates that constitute bona fide debt funds primarily investing in loans); provided that any Person that is a Lender or a Participant and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a Lender or a Participant, as applicable) shall be deemed to not be a Disqualified Institution hereunder (in the case of any such Participant that is not a Lender, solely with respect to the participations held by such Participant). The identity of Disqualified Institutions may be disclosed (i) by the Administrative Agent to a Lender upon request and (ii) by any Lender to any prospective Lender, Participant or Eligible Assignee, subject to the acknowledgment and acceptance by such prospective Lender, Participant or Eligible Assignee that the identity of Disqualified Institutions is being disseminated on a confidential basis and that such prospective Lender, Participant or Eligible Assignee shall be bound by the same confidentiality restrictions as those applicable to the Lender making such communication, but will not be otherwise posted or distributed to any Person. Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and (b) the Borrower (on behalf of themselves and the other Loan Parties) and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means September 22, 2022.

“Effective Date Term Lender” means, at any time, any Lender that has an Effective Date Term Loan Commitment or an outstanding Effective Date Term Loan.

“Effective Date Term Loan Commitments” means, with respect to each Effective Date Term Lender, such Effective Date Term Lender’s Term Loan Commitment to make an Effective Date Term Loan hereunder on the Effective Date as set forth on Schedule 2.01 opposite such Lender’s name under the heading “Effective Date Term Loan Commitment”, expressed as an amount representing the maximum principal amount of the Effective Date Term Loan to be made by such Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement and as amended to reflect assignments. Unless the context shall otherwise require, the term “Effective Date Term Loan Commitments” shall include any commitment to Replacement Term Loans of such Lender. The aggregate amount of the Effective Date Term Loan Commitments as of the Effective Date is $175,000,000.

“Effective Date Term Loans” has the meaning set forth in Section 2.01(a).

“Eligible Assignee” has the meaning set forth in Section 9.04(a).

“Environmental Laws” means all laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to pollution or the protection of the environment, preservation or reclamation of natural resources, the presence, management, Release or threatened Release of any Hazardous Material, or to health and safety matters relating to exposure to Hazardous Materials in the workplace.

“Environmental Liability” means liabilities, obligations, damages, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and medical monitoring, investigation or remediation costs), whether contingent or otherwise, arising out of or relating to any actual or alleged failure to comply with Environmental Law, including with respect to (a) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (b) exposure to any Hazardous Materials, or (c) the Release or threatened Release of any Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest from the issuer thereof, but excluding any debt securities convertible into such shares or other such equity interests unless such debt securities are converted into such shares or other such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, including Section 414(m) and (o) of the Code solely for purposes of Section 412 of the Code and Section 302 of ERISA.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the receipt by the Borrower or any ERISA Affiliate of any written notice relating to the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, (g) the receipt by the Borrower or any ERISA Affiliate of any written notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any written notice, concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or that a Multiemployer Plan is in “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; or (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which is reasonably likely to result in a Material Adverse Effect.

“Erroneous Payment” has the meaning specified in Section 8.11(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 8.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 7.01.

“Excess Net Proceeds” has the meaning set forth in Section 2.11(c).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning set forth in the Collateral Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation, if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f), and (d) any withholding Taxes imposed under FATCA.

“Executive Order” has the meaning set forth in Section 3.17.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FDA” means the Federal Food and Drug Administration.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding business day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.

“Fee Letter” means the Fee Letter, dated as of the Effective Date, by and between the Administrative Agent the Lead Arranger, the Borrower and the Lenders party thereto.

“Financial Officer” means the chief financial officer, chief executive officer, principal accounting officer, treasurer or controller of the Borrower (or other officer with equivalent duties), in each case in his or her capacity as such.

“Financial Performance Covenants” means the covenants of the Borrower set forth in Section 6.12.

“First Amendment” means that certain Limited Waiver and First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the other Loan Parties party thereto, Administrative Agent, Lead Arranger, Sole Bookrunner and the Lenders party thereto (including, for the avoidance of doubt, the First Amendment Effective Date Term Lenders).

“First Amendment Effective Date” means April ~~[·]~~25, 2023.

“First Amendment Effective Date Term Lender” means, at any time, any Lender that has a First Amendment Effective Date Term Loan Commitment or an outstanding First Amendment Effective Date Term Loan.

“First Amendment Effective Date Term Loan Commitments” means, with respect to each First Amendment Effective Date Term Lender, such First Amendment Effective Date Term Lender’s Term Loan Commitment to make a First Amendment Effective Date Term Loan hereunder on the First Amendment Effective Date as set forth on Schedule 2.01 opposite such Lender’s name under the heading “First Amendment Effective Date Term Loan Commitment”, expressed as an amount representing the maximum principal amount of the First Amendment Effective Date Term Loan to be made by such Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement and as amended to reflect assignments. Unless the context shall otherwise require, the term “First Amendment Effective Date Term Loan Commitments” shall include any commitment to Replacement Term Loans of such Lender. The aggregate amount of the First Amendment Effective Date Term Loan Commitments as of the First Amendment Effective Date is $50,000,000.

“First Amendment Effective Date Term Loans” has the meaning set forth in Section 2.01(b).

“First Amendment Make Whole/Prepayment Fee Amount” has the meaning set forth in Section 2.12(c)(i).

“Floor” means a rate of interest equal to 1.00%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then, upon the prior written consent of the Administrative Agent, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used in this Agreement shall be construed, and all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under Accounting Standards Codification Topic 825—Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Google Note” means that certain Convertible Promissory Note, dated as of June 22, 2020, issued by the Borrower to Google LLC.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners). For avoidance of doubt, the term Governmental Authority includes any and all Public Health Regulatory Agencies.

“Guarantee” of or by any Person (the “guaranteeing person”) means any obligation, contingent or otherwise, of the guaranteeing person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guaranteeing person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness) or product warranty obligations. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee.

“Guarantors” means the collective reference to the Subsidiary Loan Parties.

“Hazardous Materials” means all explosive, radioactive, infectious, chemical, biological, medical or toxic materials, and all other chemicals, materials, substances, wastes, pollutants or contaminants in any form, including petroleum or petroleum byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and all other materials, substances or wastes of any nature, in each case to the extent regulated pursuant to any Environmental Law.

“Health Care Laws” means all applicable federal and state laws, rules or regulations pertaining to clinical laboratory services, including (i) the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the Physician Self- Referral Law, commonly known as the “Stark Law” (42 U.S.C. §§ 1395nn and 1396(s)), the Civil Monetary Penalties Law, including without limitation the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §3729 et seq.), or any regulations promulgated pursuant to such statutes, or similar state or local statutes or regulations; (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, (42 U.S.C. § 17921, et seq.) and the regulations promulgated thereunder and similar state or local statutes or regulations governing the privacy or security of patient information (collectively, “HIPAA”); (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder as well as comparable state Medicaid statutes and regulations; (v) all applicable licensure, permitting or certification laws and regulations and (vi) any and all other applicable federal and state clinical laboratory services laws, rules and regulations, including those related to the submission of false claims, fee-splitting, kickbacks, and self-referrals.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, in the event such secured obligations are nonrecourse to such Person, to the fair value of such property, (f) all Guarantees by such Person of the Indebtedness of any other Person, (g) all Capital Lease Obligations of such Person, (h) the face amount of all letters of credit issued for the account of such Person to the extent drawn and unreimbursed and all reimbursement or payment obligations with respect to surety bonds and other similar instruments issued by such Person, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Disqualified Equity Interests of such Person valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests is convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Equity Interests). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) post-closing payment adjustments, earn-outs or non-compete payments to which the seller in any Permitted Acquisition is or may become entitled until such obligations are due and payable, (ii) amounts that any member of management, the employees or consultants of the Borrower or any of the Subsidiaries may become entitled to under any cash incentive plan in existence from time to time (iii) contingent obligations incurred in the ordinary course of business or in respect of operating leases and not in respect of borrowed money, (iv) deferred or prepaid revenues, (v) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (vi) current liabilities due to affiliates in connection with cash management arrangements in the ordinary course of business, or (vii) Non-Financing Lease Obligations.

“Indemnified Taxes” means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a written request by the Borrower to convert or continue a Term Loan Borrowing in accordance with Section 2.07, provided that a written Interest Election Request shall be substantially in the form of Exhibit F, or such other form as shall be approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter, provided that (a) if any Interest Period would end on a day other than a Business Day, such

Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period (c) no Interest Period applicable to a Term Loan or a portion thereof shall extend beyond any date upon which any scheduled principal payment in respect of such Term Loan is due unless the aggregate principal amount of such Term Loan represented by Base Rate Borrowings or SOFR Borrowings having Interest Periods that will expire on or prior to such date is equal to or in excess of the amount of such principal payment, (d) no tenor removed from this definition pursuant to Section 2.14 shall be available and (e) no Interest period shall extend beyond the Term Loan Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, current receivables due from affiliates in connection with cash management arrangements and commission, travel, relocation and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Subsidiary in respect of such Investment.

“IP Rights” has the meaning set forth in Section 3.19.

“IPO” means a bona fide underwritten initial public offering of Equity Interests of the Borrower or any direct or indirect parent of the Borrower after the Effective Date.

“Lenders” means the banks and other financial institutions or entities from time to time parties to this Agreement (including any Person that shall have become a party hereto pursuant to an Assignment and Assumption) other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” shall mean any and all Indebtedness, Taxes, liabilities, and obligations, whether known or unknown, accrued or fixed, or absolute or contingent, matured or unmatured or determined or reasonably determinable.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset or other arrangement to provide priority or preference with respect to such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease in and of itself be deemed a Lien.

“Liquidity” means, at any time, the sum of unrestricted cash and cash equivalents of the Borrower plus the unrestricted cash and cash equivalents of the Subsidiaries (all of the outstanding Equity Interests of which are owned, directly or indirectly, by the Borrower) of the Borrower with respect to which the Administrative Agent has a first priority perfected Lien pursuant to a Control Agreement.

“Loan Documents” means this Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), the Fee Letter, the Collateral Agreement and the other Security Documents.

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the Term Loans made by the Lenders to the Borrower pursuant to this Agreement.

“Make Whole/Prepayment Fee Amount” has the meaning set forth in Section 2.12(c)(ii).

“Make-Whole Premium” means:

~~“Make-Whole Premium” means,~~ (x) with respect to any prepayment of Term Loans~~,~~ (other than the Second Amendment Effective Date Term Loans), the excess of (a) the “present value” as of the date of such prepayment of (i) the prepayment price of the Term Loans (other than the Second Amendment Effective Date Term Loans) being prepaid at the first anniversary of the First Amendment Effective Date ~~(i.e.~~, in the amount of 105% of the principal amount of the Term Loans (other than the Second Amendment Effective Date Term Loans) being prepaid~~)~~, (ii) the amount of interest that would have been payable on the aggregate principal amount of the Term Loans (other than the Second Amendment Effective Date Term Loans) being prepaid, repaid, or accelerated if such principal amount had been outstanding from the date of prepayment, repayment, or acceleration through the first anniversary of the First Amendment Effective Date (excluding interest accrued prior to such prepayment date) over (b) the principal amount of the Term Loans (other than the Second Amendment Effective Date Term Loans) being prepaid; provided that the Make-Whole Premium applicable to the Term Loans (other than the Second Amendment Effective Date Term Loans) may in no event be less than zero~~.~~ ; and

(y) with respect to any prepayment of the Second Amendment Effective Date Term Loans, the excess of (a) the “present value” as of the date of such prepayment of (i) the prepayment price of the Second Amendment Effective Date Term Loans being prepaid at the first anniversary of the Second Amendment Effective Date, in the amount of 105% of the principal amount of the Second Amendment Effective Date Term Loans being prepaid, (ii) the amount of interest that would have been payable on the aggregate principal amount of the Second Amendment Effective Date Term Loans being prepaid, repaid, or accelerated if such principal amount had been outstanding from the date of prepayment, repayment, or acceleration through the first anniversary of the Second Amendment Effective Date (excluding interest accrued prior to such prepayment date) over (b) the principal amount of the Second Amendment Effective Date Term Loans being prepaid; provided that the Make-Whole Premium applicable to the Second Amendment Effective Date Term Loans may in no event be less than zero.

For purposes of this definition, “present value” with respect to each of clauses (x)(a)(i), (x)(a)(ii), (y)(a)(i) and (y)(a)(ii) hereof shall be computed using a discount rate applied quarterly equal to the Treasury Rate as of such prepayment date plus 50 basis points. For the avoidance of doubt, (i) all PIK Interest capitalized to principal of the Term Loans is to be included in the Make-Whole Premium, and (ii) the calculation of interest in clause (x)(a)(ii) and (y)(b)(ii) above shall be calculated without PIK Interest for any period for which the Borrower has exercised the Cash Election.

~~“Make Whole/Prepayment Fee Amount” has the meaning set forth in Section 2.12(c).~~

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, properties, contingent liabilities or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any obligation under any Loan Document or (c) the rights of or benefits available to the Lenders and Agents under any Loan Document or the ability of the Agents and the Lenders to enforce the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Loan Party in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means (i) the real property owned by any Loan Party identified on Schedule 3.05, and (ii) any other real estate owned (but not leased) by a Loan Party located in the United States having a Fair Market Value in excess of $5,000,000.

“Material Regulatory Liabilities” means (i) any claims, actions, suits, judgments, damages, losses, liability, fines or penalties arising from the violation of Public Health Laws, other applicable laws, or the terms, conditions of or requirements applicable to any Registrations (including costs of actions required under applicable law, including Public Health Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations) and (ii) any net loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of the foregoing clauses (i) and (ii), exceeds $10,000,000, individually or in the aggregate.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Minimum Liquidity Amount” has the meaning set forth in Section 6.12(a).

“Monthly Financial Statements” means the unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for each month ended after July 31, 2022 and at least thirty (30) days prior to the Effective Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

“Mortgaged Property” means each parcel of or other interests in real property owned by a Loan Party and improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 4.01, 5.12 or 5.13. In no event shall Mortgaged Property include, nor shall any Loan Party be obligated to grant a Mortgage with respect to any property that does not constitute Material Real Property.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds actually received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds but only as and when received and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments actually received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties in connection with such event (including reasonable and documented attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (X) the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset, in the case of any such sale, transfer or other disposition of an asset of a Subsidiary that is not a Guarantor, the amount of any repayments of Indebtedness of such Subsidiary other than intercompany Indebtedness made with the proceeds of such sale, transfer or other disposition and (Y) in the event that a Subsidiary makes a pro rata payment of dividends to all of its stockholders from any cash proceeds, the amount of dividends paid to any stockholder other than the Borrower or any other Subsidiary; provided that any cash proceeds of a sale, transfer or other disposition of an asset by a Subsidiary that is not a Subsidiary Loan Party that are subject to legal or contractual restrictions on repatriation to the Borrower will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions; provided, however, that any such contractual restrictions on repatriation were not entered into in contemplation of such sale, transfer or other disposition of assets and (iii) the amount of all Taxes paid (or reasonably estimated to be payable), including any withholding taxes and other taxes reasonably estimated to be payable in connection with the repatriation of such Net Proceeds from a Foreign Subsidiary (or through a chain of Foreign Subsidiaries and Domestic Subsidiaries) and the amount of any reserves established to fund liabilities reasonably estimated to be payable, in each case during the year that such event occurred, the next succeeding year, or any year in which an installment payment in connection with such event is received and that, in each case, are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

“Non-Consenting Lender” has the meaning set forth in Section 9.02(b).

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP (including, without limitation, FASB ASC 842). For the avoidance of doubt, a straight-line or operating lease shall be considered a Non- Financing Lease Obligation.

“Not Otherwise Applied” means, with reference to the amount of any capital contributions, Net Proceeds from the issuance of Equity Interests that is proposed to be applied to a particular use or transaction, that such amount was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on the receipt or availability of such amount.

“Note” means the collective reference to any promissory note evidencing Loans.

“NPL” means the National Priorities List under CERCLA.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” has the meaning set forth in the Collateral Agreement and shall include any Make Whole/Prepayment Fee Amount and Erroneous Payment Subrogation Rights.

“OFAC” has the meaning set forth in Section 3.17.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax other than connections arising solely from (and that would not have existed but for) such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document.

“Other Taxes” means any and all present or future recording, stamp, documentary, transfer, sales, property or similar Taxes, charges or levies arising from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Participant” has the meaning set forth in Section 9.04(e).

“Participant Register” has the meaning set forth in Section 9.04(e).

“Payment Recipient” has the meaning specified in Section 8.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Permitted Acquisition” means purchases or other acquisitions by the Borrower or any of its Subsidiaries of the Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Borrower (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person that, upon the consummation thereof, will constitute assets of the Borrower or a Subsidiary of the Borrower; provided that, with respect to each such purchase or other acquisition:

(a) all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all applicable laws;

(b) in the case of any acquisition the aggregate upfront consideration for which exceeds $10,000,000, the Borrower shall (i) give the Administrative Agent at least ten (10) Business Days’ (or such later date as is satisfactory to the Administrative Agent) prior written notice of any such purchase or acquisition and (ii) provide the Administrative Agent with a diligence memorandum in reasonable detail, historical financial statements and reports, and a buy-side quality of earnings report if applicable (and if such consideration equals or is less than $10,000,000, the Borrower shall provide the Administrative Agent with items described in this clause (ii) in any event to the extent available);

(c) in the case of any acquisition the aggregate upfront consideration for which exceeds $10,000,000, the Borrower shall provide to the Administrative Agent drafts of the acquisition documents at least five (5) Business Days prior to the closing of such acquisition or such shorter period as is satisfactory to the Administrative Agent (with updates and executed copies thereof provided to Administrative Agent as soon as available);

(d)  the Borrower shall provide to the Administrative Agent as soon as available but in any event not later than five (5) Business Days (or such later date as is satisfactory to the Administrative Agent in its sole discretion) after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to any such purchase or acquisition;

(e) any such newly-created or acquired Subsidiary, or the Borrower or any Subsidiary that is the acquirer of assets in connection with an asset acquisition, shall comply with all applicable requirements under Sections 5.12 and 5.13 (subject to any applicable grace period set forth therein), as applicable;

(f) immediately before and after giving effect to any such purchase or other acquisition and any Indebtedness assumed or incurred in connection therewith, no Specified Event of Default shall have occurred and be continuing;

(g)  immediately after giving effect to any such purchase or other acquisition, the Borrower shall be in compliance with the Financial Performance Covenants;

(h)  the aggregate amount of the consideration paid in connection with all such Permitted Acquisitions consummated from and after the Effective Date shall not exceed $50,000,000 (minus all amounts expended in reliance on Section 6.04(a)(iv), Section 6.04(a)(xv), Section 6.08(a)(vi), Section 6.08(b)(ii) and Section 6.08(b)(iii)), plus the Available Basket Amount; provided, that the aggregate amount of the consideration paid in connection with targets (including assets of targets) that do not become Guarantors or assets that do not become Collateral shall not exceed $5,000,000;

(i) no Indebtedness or Liens are assumed or incurred in connection with any such purchase or acquisition, other than Indebtedness assumed in connection therewith (and not incurred in connection therewith or incurred in contemplation thereof) to the extent constituting Capital Lease Obligations, purchase money Indebtedness or letters of credit and otherwise permitted by the terms of Section 6.01 and related liens otherwise permitted by Section 6.02; and

(j) the proposed acquisition is consensual (not “hostile”) and, if applicable, has been approved by the acquisition target’s Board of Directors.

“Permitted Business” means (i) any business engaged in by the Borrower or any of its Subsidiaries on the Effective Date and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, such businesses.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction contractors and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith;

(c) (i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(d) deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f) easements, zoning restrictions, rights-of-way, encroachments, protrusions, minor defects or irregularities of title and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not either detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary, in each case in any material respect;

(g) landlords’ and lessors’ and other like Liens in respect of rent not in default;

(h) any Liens shown on the title insurance policies in favor of the Collateral Agent insuring the Liens of the Mortgages;

(i) leases, licenses, subleases or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Subsidiaries;

(j) Liens securing the Obligations;

(k) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; and

(l) any option or other agreement to purchase any asset of the Borrower or any of its Subsidiaries, the purchase, sale or other disposition of which is not prohibited by this Agreement;

Section 2. provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means Eric Lefkofsky, Brad Keywell and Kimberly Keywell, together with their Affiliates, estates and trusts.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P or Moody’s of at least A2 or P2, respectively;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) investments in money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above; and

(f) investments permitted by the Borrower’s Board of Director approved investment policy as approved from time to time by the Administrative Agent in its sole discretion.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or if issued with original issue discount, the issue price) thereof does not exceed the principal amount (or if issued with original issue discount, the accreted value) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest (including capitalized interest) and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees, premiums, penalties and expenses (including any upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to clause (vi) of Section 6.01(a), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to clause (vi) of Section 6.01(a), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Subordinated Indebtedness, to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, and such modification, refinancing, refunding, renewal, replacement or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Election” has the meaning specified in Section 2.13(f).

“PIK Interest” has the meaning specified in Section 2.13(a).

“Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a) any sale, transfer or other disposition of any property or asset of the Borrower or any Subsidiary resulting in Net Proceeds in excess of $5,000,000 (in any single transaction or series of related transactions), other than dispositions described in clauses (a), (b), (c), (d), (e), (f), (h), (k), (l), (n), (o) and (p) of Section 6.05; or

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary resulting in Net Proceeds in excess of $5,000,000 with respect to such event; or

(c) the incurrence or issuance by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01, or as otherwise permitted by the Required Lenders in accordance with Section 9.02.

“Prime Rate” means the rate of interest from time to time announced by The Wall Street Journal as its prime commercial lending rate (it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being quoted by The Wall Street Journal).

“Pro Forma Financial Statements” means the pro forma consolidated balance sheet of the Borrower and the Subsidiaries as the last day of the month of the most recently ended for which Monthly Financial Statements have been delivered, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date; provided that (i) such pro forma consolidated balance sheet shall be prepared in good faith by the Borrower and (ii) such pro forma consolidated balance sheet shall not be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

“Projections” means the model delivered by the Borrower as of June 14, 2022 (as adjusted for changes reasonably agreed with the Administrative Agent).

“Proposed Change” has the meaning set forth in Section 9.02(b).

“Public Health Laws” means any and all federal, state, local, foreign and international laws and any and all standards incorporated therein by reference, where compliance with such standards is required under such laws, relating to the procurement, development, manufacture, production, analysis, evaluation, distribution, dispensing, administration, importation, exportation, use, handling, quality, sale, pricing, reimbursement, or promotion of any food, drug, biological, gene therapy product, medical device, tissue- or cell-based product, or similar product (including any ingredient or component of such products) or of any other product or activity subject to regulation under the Federal Food, Drug, and Cosmetic Act, the Public Health Service Act, the Controlled Substances Act, or similar federal, state, local, foreign and international law (including laws governing controlled substances, pharmacy, wholesale and other distribution activities, research animal welfare, poison prevention packaging, tamper resistant packaging and consumer product safety). Without limiting the generality of the foregoing, Public Health Laws shall include the federal Food, Drug and Cosmetic Act, 21. U.S.C. § 301 et seq., and implementing regulations, all legally binding ethical standards relating to human subject research and clinical trials, including without limitation the Federal Policy for the Protection of Human Subjects, 45 C.F.R. part 46, and all other related state, local and foreign laws.

“Public Health Regulatory Agency” means an authority or agency responsible for the implementation of a Public Health Law. The term Public Health Regulatory Agency includes, without limitation, the U.S. Food and Drug Administration, the European Commission, the European Medicines Agency and any national competent regulatory authority in the European Union.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” (a) the Administrative Agent, (b) the Collateral Agent and (c) any Lender, as applicable.

“Refinanced Term Loans” has the meaning set forth in 9.02(c).

“Register” has the meaning set forth in Section 9.04(d).

“Registrations” means authorizations, approvals, licenses, permits, certificates, or exemptions issued by any Governmental Authority (including pre-market approval applications, pre market notifications, investigational drug or device exemptions, product recertifications, manufacturing approvals and authorizations, third party certification, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) that are required under the applicable laws for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the products of the Borrower and its Subsidiaries.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective principals, directors, officers, employees, representatives, agents and third party advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the NYFRB, or any successor thereto.

“Replacement Term Loans” has the meaning set forth in 9.02(c).

“Required Lenders” means, at any time, Lenders having outstanding Term Loans and unused Term Loan Commitments representing more than 50% of the sum of aggregate outstanding Term Loans and unused Term Loan Commitments at such time.

“Requirement of Law” means, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment thereon (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary; provided that the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Subsidiary by the Borrower or another Subsidiary shall not constitute a Restricted Payment.

“Revenue” means, with respect to any specified Person for any period, the aggregate of the total revenue of such specified Person and its Subsidiaries for such period, on a consolidated basis.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“SEC Extension” means any extension granted by the SEC pursuant to any public pronouncements that apply to the Borrower in connection with the delivery of financial statements; provided that, any automatic extension hereunder as a result of such SEC Extension shall not be for a period of more than 90 days.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the other Loan Parties party thereto, Administrative Agent, Lead Arranger, Sole Bookrunner and the Lenders party thereto (including, for the avoidance of doubt, the Second Amendment Effective Date Term Lenders).

“Second Amendment Effective Date” means October 11, 2023.

“Second Amendment Effective Date Term Lender” means, at any time, any Lender that has a Second Amendment Effective Date Term Loan Commitment or an outstanding Second Amendment Effective Date Term Loan.

“ Second Amendment Effective Date Term Loan Commitments” means, with respect to each Second Amendment Effective Date Term Lender, such Second Amendment Effective Date Term Lender’s Term Loan Commitment to make a Second Amendment Effective Date Term Loan hereunder on the Second Amendment Effective Date as set forth on Schedule 2.01 opposite such Lender’s name under the heading “Second Amendment Effective Date Term Loan Commitment”, expressed as an amount representing the maximum principal amount of the Second Amendment Effective Date Term Loan to be made by such Lender hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement and as amended to reflect assignments. Unless the context shall otherwise require, the term “Second Amendment Effective Date Term Loan Commitments” shall include any commitment to Replacement Term Loans of such Lender. The aggregate amount of the Second Amendment Effective Date Term Loan Commitments as of the Second Amendment Effective Date is $35,000,000.

“Second Amendment Effective Date Term Loans” has the meaning set forth in Section 2.01(c).

“Second Amendment Make Whole/Prepayment Fee Amount” has the meaning set forth in Section 2.12(c)(ii).

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Agreement, the Perfection Certificate, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means any Borrowing which bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Loan” means any Loan which bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Specified Event of Default” means any Event of Default described in Sections 7.01(a), 7.01(b), 7.01(d) (solely with respect to Section 6.12), Section 7.01(e), 7.01(i) or 7.01(j).

“Subordinated Indebtedness” means Indebtedness of the Borrower or any Subsidiary that is contractually subordinated to the Obligations. For the avoidance of doubt, for purposes of this Agreement, the Google Note shall constitute Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means any Domestic Subsidiary (other than (a) any Subsidiary that is prohibited by applicable law from guaranteeing the Obligations, (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (c) any direct or indirect FSHCO, (d) any not-for-profit subsidiary, and (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom). The Subsidiary Loan Parties as of the Effective Date are listed on Schedule 3.12.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and (b) any and all agreements and documents (and the related confirmations) entered into in connection with any transactions of any kind, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan.

“Term Loan” means (a) the Effective Date Term Loans, (b) the First Amendment Effective Date Term Loans ~~and~~, (c)  the Second Amendment Effective Date Term Loans and (d) Refinanced Term Loans and Replacement Term Loans, collectively, or as the context may require.

“Term Loan Commitments” means, collectively, (a)  the Effective Date Term Loan Commitments, (b) the First Amendment Effective Date Term Loan Commitments and/or (c)  the ~~First~~Second Amendment Effective Date Term Loan Commitments, as the context requires.

“Term Loan Maturity Date” means the fifth anniversary of the Effective Date, or if such date is not a Business Day, the immediately succeeding Business Day; provided that, notwithstanding anything to the contrary in this Agreement, if on the date (or at any time thereafter) that is 135 days prior to the scheduled maturity of the Google Note (such date, the “Test Date”), the Borrower and its Subsidiaries do not have Liquidity in an aggregate amount equal to at least the sum of (x) $100,000,000 plus (y) the aggregate principal amount of the Google Note required to be repaid on the scheduled maturity date of the Google Note, then the Term Loan Maturity Date shall automatically be accelerated to the Test Date and all of the Loans shall thereupon be due and payable on the Test Date, together with all interest and fees accrued thereon or in respect thereof (including any Make Whole/Prepayment Fee Amount) and any amounts payable pursuant this Agreement.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day; and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator as long as such first preceding Business Day is not more than three (3) Business Days prior to such Base Rate Term SOFR Determination Day;

provided, that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Transaction Costs” means the payment of fees, expenses and other costs in connection with the items described in clauses (a) and (b) of the definition of Transactions.

“Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, (b) the borrowing of the Term Loans and the use of the proceeds thereof on the Effective Date, and (c) payment of the Transaction Costs on the Effective Date.

“Treasury Rate” means a rate equal to the then-current yield to maturity on actively traded U.S. Treasury securities having a constant maturity and having a duration equal to (or the nearest available tenor) the period from the date that payment is received to the date that falls on the Term Loan Maturity Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USA Patriot Act” has the meaning set forth in Section 3.17.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17.

“wholly owned” means with respect to any Person, a subsidiary of such Person all the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned subsidiaries of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.  Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “SOFR Borrowing”).

SECTION 1.03.  Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, (e) all references herein to Schedules shall be construed to refer to the

Schedules to the Confidential Disclosure Letter and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference to “payment in full”, “paid in full”, “repaid in full”, “prepaid in full”, “redeemed in full” or any other term or word of similar effect used in this Agreement or any other Loan Document with respect to the Loans or the Obligations shall mean all Obligations (including any Make Whole/Prepayment Fee Amount but excluding any inchoate indemnity obligations) have been repaid in full in cash and have been fully performed and all Commitments have been permanently terminated.

SECTION 1.04.  Accounting Terms; GAAP. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the historical financial statements, except as otherwise specifically prescribed herein. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower shall be given effect for purposes of measuring compliance with any provisions of Article VI unless the Borrower, the Administrative Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, compliance certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article VI shall be made, without giving effect to any election under Accounting Standards Codification 825-10 or 470-20 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary thereof at “fair value.” A breach of any Financial Performance Covenant shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent.

SECTION 1.05.  Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06.  Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Notwithstanding anything to the contrary in this Agreement, any division of a limited liability company shall constitute a separate Person hereunder, and each resulting division of any limited liability company that, prior to such division, is a Subsidiary, a Borrower, a Guarantor, a joint venture or any other like term shall remain a Subsidiary, a Borrower, a Guarantor, a joint venture, or other like term, respectively, after giving effect to such division, and any resulting divisions of such Persons shall remain subject to the same restrictions applicable to the pre-division predecessor of such divisions.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.

(a) Subject to the terms and conditions set forth herein, each Effective Date Term Lender agrees to make an Effective Date Term Loan to the Borrower on the Effective Date, in a principal amount not exceeding its Effective Date Term Loan Commitment in the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the heading “Effective Date Term Loan Commitment”. Amounts borrowed under this Section 2.01(a) are referred to as the “Effective Date Term Loan”.

(b) Subject to the terms and conditions set forth herein and the First Amendment, each First Amendment Effective Date Term Lender agrees to make a First Amendment Effective Date Term Loan to the Borrower on the First Amendment Effective Date, in a principal amount not exceeding its First Amendment Effective Date Term Loan Commitment in the amount set forth opposite such First Amendment Effective Date Term Lender’s name on Schedule 2.01 under the heading “First Amendment Effective Date Term Loan Commitment”. Amounts borrowed under this Section 2.01(b) are referred to as the “First Amendment Effective Date Term Loan”. Without limiting the generality of the foregoing, the First Amendment Effective Date Term Loans shall have terms, rights, remedies, privileges and protections identical to those applicable to the Effective Date Term Loans under this Agreement and each of the other Loan Documents.

(c) Subject to the terms and conditions set forth herein and the Second Amendment, each Second Amendment Effective Date Term Lender agrees to make a Second Amendment Effective Date Term Loan to the Borrower on the Second Amendment Effective Date, in a principal amount not exceeding its Second Amendment Effective Date Term Loan Commitment in the amount set forth opposite such Second Amendment Effective Date Term Lender’s name on Schedule 2.01 under the heading “Second Amendment Effective Date Term Loan Commitment”. Amounts borrowed under this Section 2.01(b) are referred to as the “Second Amendment Effective Date Term Loan”. Without limiting the generality of the foregoing, the Second Amendment Effective Date Term Loans shall have, except as otherwise set forth herein, terms, rights, remedies, privileges and protections identical to those applicable to the Effective Date Term Loans and First Amendment Effective Date Term Loans under this Agreement and each of the other Loan Documents.

(~~c~~d) Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

SECTION 2.02.  Loans and Borrowings.

(a) Each Term Loan shall be made as part of a Borrowing consisting of Term Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make its Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Term Loans as required.

(b) Subject to Section 2.14, each Term Loan Borrowing shall be comprised entirely of Base Rate Loans or SOFR Loans as the Borrower may request in accordance herewith.

(c) At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount not less than $200,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $250,000. Borrowings of more than one Type may be outstanding at the same time. There shall not at any time be more than a total of eight SOFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date.

SECTION 2.03.  Requests for Borrowings. To request a Term Loan Borrowing on the Effective Date ~~or~~, First Amendment Effective Date or Second Amendment Effective Date, as applicable, the Borrower shall notify the Administrative Agent of such request in writing not later than 1:00 p.m., New York City time, two (2) Business Days~~2~~ before the date of the proposed Borrowing. Such written Borrowing Request shall be signed by the Borrower and specify the following information in compliance with Section 2.02:

(i) the aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing; and

(iv) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a SOFR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  [Reserved].

SECTION 2.05.  [Reserved].

SECTION 2.06.  Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all requested funds, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received by wire transfer, in like funds, to an account designated by the Borrower in the applicable Borrowing Request.

~~2~~	~~NTD: Ares’ back office will require 2 BDs advance written notice.~~

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender the interest on such corresponding amount for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.  Interest Elections.

(a) Each Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an Interest Period of three months. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election in writing (i) in the case of a SOFR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed election or (ii) in the case of a Base Rate Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed election. Each such written Interest Election Request shall be irrevocable and shall be substantially in the form of a written Interest Election Request signed by the Borrower.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a SOFR Borrowing having an Interest Period of three month’s duration.

(f) Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.  Termination of Commitments. Unless previously terminated, (a) the Effective Date Term Loan Commitments shall terminate upon the funding of the Effective Date Term Loans on the Effective Date ~~and~~, (b) the First Amendment Effective Date Term Loan Commitments shall terminate upon the funding of the First Amendment Effective Date Term Loans on the First Amendment Effective Date and (c) the Second Amendment Effective Date Term Loan Commitments shall terminate upon the funding of the Second Amendment Effective Date Term Loans on the Second Amendment Effective Date.

SECTION 2.09.  Evidence of Debt.

(a) [Reserved].

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain the Register pursuant to Section 9.04(d) in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the Register and accounts maintained pursuant to Section 2.09(b) and (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall execute and deliver to such Lender a promissory note (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Lender evidencing the Loans, if any, owing to such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

SECTION 2.10.  Repayment of Loans; Amortization of Term Loans.

(a) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date and the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Term Loans of such Lender on the Term Loan Maturity Date (and any other date on which a payment is required to be made pursuant to Section 2.11).

SECTION 2.11.  Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Term Loans in whole or in part, as selected by the Borrower in its sole discretion and subject to the requirements of clauses (e), (f) and (j) of this Section 2.11.

(b) [Reserved].

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Proceeds are received by the Borrower or such Subsidiary, prepay Term Loan Borrowings in an aggregate amount equal to 100% of such Net Proceeds; provided, further, that in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event” (other than pursuant to a sale and leaseback transaction permitted under Section 6.06), if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds in the business of the Borrower and the Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate, except to the extent that the aggregate amount of such Net Proceeds that have not been so applied or contractually committed in writing by the end of such 365-day period exceeds $2,500,000 (“Excess Net Proceeds”), promptly after which time a prepayment shall be required in an amount equal to such Excess Net Proceeds that have not been so applied.

(d) In the event and on each occasion that any Net Proceeds from the issuance of Equity Interests for cash or other receipt of cash contributions to its equity in connection with the exercise of the Cure Right are received by or on behalf of the Borrower, the Borrower shall, within one (1) Business Day after such Net Proceeds are received by the Borrower, prepay Term Loan Borrowings in an aggregate amount equal to 100% of such Net Proceeds.

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall determine in accordance with Section 2.11(j) the Borrowing or Borrowings to be prepaid and shall specify such determination in the notice of such prepayment pursuant to Section 2.11(f).

(f) The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 12:00 p.m., New York City time, one Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given under this Section 2.11, such notice of prepayment may be conditioned upon the effectiveness of other credit facilities or the closing of a refinancing transaction, a sale of all or substantially all of the assets of the Borrower and its Subsidiaries or a Change of Control and such notice of prepayment may be revoked or extended by the Borrower by written notice to the Administrative Agent if such condition is not satisfied on or prior to the specified effective date of prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 but shall in no event include premium or penalty.

(g) All Swap Agreements, if any, between Borrower and any of the Lenders or their respective affiliates are independent agreements governed by the written provisions of said Swap Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loans, except as otherwise expressly provided in said written Swap Agreements, and any payoff statement from the Lenders relating to the Loans shall not apply to said Swap Agreements except as otherwise expressly provided in such payoff statement.

(h) [Reserved].

(i) [Reserved].

(j) Any mandatory or optional prepayments of a Term Loan Borrowing shall be paid to the Term Lenders on a pro rata basis in accordance with their respective holdings of Term Loans.

(k) All prepayments referred to in clause (c) above are subject (i) in the case of any Net Proceeds from Prepayment Events attributable to Foreign Subsidiaries, to there being no material adverse tax consequences to Borrower, or the Subsidiaries, either individually or in the aggregate (which, for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so Borrower and the Subsidiaries would incur a material tax liability, including in connection with a tax dividend, deemed dividend pursuant to Section 956 of the Code or a withholding Tax) and (ii) in the case of any Net Proceeds from Prepayment Events attributable to Foreign Subsidiaries, permissibility under local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries). The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default, and such amounts shall be available for working capital purposes of the Borrower and the Subsidiaries as long as not required to be prepaid in accordance this Section 2.11(k). Notwithstanding the foregoing, any prepayments required after application of this clause (k) shall be net of any costs, expenses or taxes incurred by the Borrower or any of its Affiliates and arising as a result of compliance with the preceding sentence.

(l) Each Term Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (c) (with respect to Net Proceeds received from a Prepayment Event under clauses (a) or (b) of such definition only) and (d) of this Section 2.11 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 2:00 p.m. one Business Day prior to the date of such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds may be retained by the Borrower.

SECTION 2.12.  Fees.

(a) The Borrower agrees to pay to the Administrative Agent for its own account, the Lead Arranger and the Lenders signatory to the Fee Letter, as applicable, fees payable in the amounts and at the times separately agreed upon between the Borrower, the Administrative Agent, the Lead Arranger and the Lenders signatory to the Fee Letter.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

(c)  Make-Whole/Prepayment Fee Amount.

(~~c~~i) Effective Date Term Loans and First Amendment Effective Date Term Loans. Notwithstanding anything to the contrary in any of the Loan Documents, the outstanding principal amounts of the Effective Date Term Loans or the First Amendment Effective Date Term Loans and corresponding Obligations shall not be permitted to be prepaid, repaid, redeemed or paid prior to the fourth anniversary of the First Amendment Effective Date except in accordance with this Section 2.12(c)(i). If any Effective Date Term Loans or any First Amendment Effective Date Term Loans are prepaid (other than as a result of an event described in clause (b) of the definition of the term “Prepayment Event”), in addition to the principal amount of the Effective Date Term Loans or First Amendment Effective Date Term Loans and accrued interest, fees and other amounts owed thereon, such Effective Date Term Loans or First Amendment Effective Date Term Loans shall be accompanied by a premium equal to (i) if such prepayment is made prior to the first anniversary of the First Amendment Effective Date for any reason (such as an acceleration of the Effective Date Term Loans or the First Amendment Effective Date Term Loans and other corresponding Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), then the amount (in addition to the principal amount of the Effective Date Term Loans or First Amendment Effective Date Term Loans and other corresponding Obligations (other than the Make-Whole Premium applicable to the Effective Date Term Loans and the First Amendment Effective Date Term Loans) and accrued interest, fees and other amounts owed thereon) required to be prepaid, repaid, redeemed or paid shall be the Make-Whole Premium applicable to the principal amount and interest on the Effective Date Term Loans or the First Amendment Effective Date Term Loans or other corresponding Obligations (other than the Make-Whole Premium applicable to the Effective Date Term Loans and the First Amendment Effective Date Term Loans) so prepaid, repaid, redeemed or paid, (ii) if such prepayment is made on or after the first anniversary of the First Amendment Effective Date but prior to the second anniversary of the First Amendment Effective Date for any reason (such as an acceleration of the Effective Date Term Loans or the First Amendment Effective Date Term Loans and other corresponding Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), 5.00% of the principal amount of the Effective Date Term Loans or the First Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid, (iii) if such prepayment is made on or after the second anniversary of the First Amendment Effective Date but prior to the third anniversary of the First Amendment Effective Date for any reason (such as an acceleration of the Effective Date Term Loans or the First Amendment Effective Date Term Loans and other corresponding

Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), 2.50% of the principal amount of the Effective Date Term Loans or the First Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid, (iv) if such prepayment is made on or after the third anniversary of the First Amendment Effective Date but prior to the fourth anniversary of the First Amendment Effective Date for any reason (such as an acceleration of the Effective Date Term Loans or the First Amendment Effective Date Term Loans and other corresponding Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), 1.00% of the principal amount of the Effective Date Term Loans or the First Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid and (v) if such prepayment is made on or after the fourth anniversary of the First Amendment Effective Date, 0.00% of the principal amount of the Effective Date Term Loans or the First Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid (such Make-Whole Premium applicable to the Effective Date Term Loans and the First Amendment Effective Date Term Loans or other amount required to be paid (or that is otherwise owed) pursuant to the foregoing, the “First Amendment Make Whole/Prepayment Fee Amount”). For purposes of this Section 2.12(c)(i), the principal amount of the Effective Date Term Loans and the First Amendment Effective Date Term Loans shall include all PIK Interest that has been capitalized to principal.

(ii)  Second Amendment Effective Date Term Loans. Notwithstanding anything to the contrary in any of the Loan Documents, the outstanding principal amounts of the Second Amendment Effective Date Term Loans and corresponding Obligations shall not be permitted to be prepaid, repaid, redeemed or paid prior to the fourth anniversary of the Second Amendment Effective Date except in accordance with this Section 2.12(c)(ii). If any Second Amendment Effective Date Term Loans are prepaid (other than as a result of an event described in clause (b) of the definition of the term “Prepayment Event”), in addition to the principal amount of the Second Amendment Effective Date Term Loans and accrued interest, fees and other amounts owed thereon, such Second Amendment Effective Date Term Loans shall be accompanied by a premium equal to (i) if such prepayment is made prior to the first anniversary of the Second Amendment Effective Date for any reason (such as an acceleration of the Second Amendment Effective Date Term Loans and other corresponding Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), then the amount (in addition to the principal amount of the Loans and other Obligations (other than the Make-Whole Premium applicable to the Second Amendment Effective Date Term Loans) and accrued interest, fees and other amounts owed thereon) required to be prepaid, repaid, redeemed or paid shall be the Make-Whole Premium applicable to the principal amount and interest on the Second Amendment Effective Date Term Loans or other corresponding Obligations (other than the Make-Whole Premium applicable to the Second Amendment Effective Date Term Loans) so prepaid, repaid, redeemed or paid, (ii) if such prepayment is made on or after the first anniversary of the Second Amendment Effective Date but prior to the second anniversary of the Second Amendment Effective Date for any reason (such as an acceleration of the Second Amendment Effective Date Term Loans and other corresponding Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), 5.00% of the principal amount of the Second Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid, (iii) if such prepayment is made on or after the second anniversary of the Second Amendment Effective Date but prior to the third anniversary of the Second Amendment Effective Date for any reason (such as an acceleration of the Second Amendment Effective Date Term Loans and other corresponding Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), 2.50% of the principal amount of the Second Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid, (iv) if such prepayment is made on or after the third anniversary of the Second Amendment Effective Date but prior to the fourth anniversary of the Second Amendment Effective Date for any reason (such as an acceleration of the Second

Amendment Effective Date Term Loans and other corresponding Obligations following the occurrence of an Event of Default, an exercise of any Credit Party’s rights or remedies available under the Loan Documents, upon the consummation of a Change of Control, by any optional prepayment or termination or otherwise), 1.00% of the principal amount of the Second Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid and (v) if such prepayment is made on or after the fourth anniversary of the Second Amendment Effective Date, 0.00% of the principal amount of the Second Amendment Effective Date Term Loans so prepaid, repaid, redeemed or paid (such Make-Whole Premium applicable to the Second Amendment Effective Date Term Loans or other amount required to be paid (or that is otherwise owed) pursuant to the foregoing, the “Second Amendment Make Whole/Prepayment Fee Amount”; the Second Amendment Make Whole/Prepayment Fee Amount and the First Amendment Make Whole/Prepayment Fee Amount, collectively, the “Make Whole/Prepayment Fee Amount”). For purposes of this Section 2.12(c)(ii), the principal amount of the Second Amendment Effective Date Term Loans shall include all PIK Interest that has been capitalized to principal.

(d) The parties hereto acknowledge and agree that, in light of the impracticality and extreme difficulty of ascertaining actual damages, the First Amendment Make Whole/Prepayment Fee Amount ~~is~~and the Second Amendment Make Whole/Prepayment Fee Amount are intended to be a reasonable calculation of the actual damages that would be suffered by the Credit Parties as a result of any such prepayment, repayment, redemption, payment or termination. The parties hereto further acknowledge and agree that the Agents and the Lenders would not have entered into this Agreement, and the Lenders would not have provided the Commitments or Loans hereunder, without the Loan Parties agreeing to pay the First Amendment Make Whole/Prepayment Fee Amount and the Second Amendment Make Whole/Prepayment Fee Amount, as applicable, in the aforementioned instances. The parties hereto further acknowledge and agree that the First Amendment Make Whole/Prepayment Fee Amount ~~is~~and the Second Amendment Make Whole/Prepayment Fee Amount are not intended to act as a penalty or to punish the Borrower or any other Loan Party for any such prepayment, repayment, redemption or payment.

SECTION 2.13.  Interest.

(a) The Loans comprising each Base Rate Borrowing shall bear interest at (i) in the event the Borrower makes a PIK Election, the sum of (A) the Base Rate plus the Applicable Rate applicable to a PIK Election paid in cash plus (B) (x) prior to the First Amendment Effective Date, 3.00% per annum and (y) from and after the First Amendment Effective Date, 3.25% per annum, in each case of clauses (B)(x) and (B)(y), paid in-kind by adding such accrued interest to the outstanding principal balance of the applicable Loans on each Interest Payment Date and after giving effect to the foregoing, such accrued and unpaid interest on the Loans shall be deemed to constitute a portion of the outstanding principal balance of the Term Loans for all purposes of this Agreement and the other Loan Documents, including with respect to the accrual of interest thereon at the rates set forth herein (the “PIK Interest”) or (ii) in the event the Borrower makes a Cash Election, the Base Rate plus the Applicable Rate applicable to a Cash Election.

(b) The Loans comprising each SOFR Borrowing shall bear interest at (i) in the event the Borrower makes a PIK Election, the sum of (A) Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate applicable to a PIK Election paid in cash plus (B) the PIK Interest or (ii) in the event the Borrower makes a Cash Election, Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate applicable to a Cash Election.

(c) Notwithstanding the foregoing, automatically upon the occurrence of any Event of Default described in Sections 7.01(a), (b), (i) or (j), and at the direction of the Administrative Agent or the Required Lenders in the case of any Event of Default described in Section 7.01(d) (solely with respect to Section 6.12) or Section 7.01(e), all outstanding Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (1) in the case of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 and (2) in the case of any other amount 2.00% plus the rate applicable to Base Rate Loans as provided in Section 2.13(a) (such rates referred to in this clause (c), the “Default Rates”).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the avoidance of doubt, no date of payment shall be included in any computation. The applicable Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) Notwithstanding anything to the contrary herein, on any Interest Payment Date, the accrued interest on the Term Loans due on such Interest Payment Date may be paid (a) solely in cash at the written election of the Borrower (any such election, a “Cash Election”) or (b) partially in cash and partially in kind by increasing the principal amount of the Term Loans by the amount of such interest at the written election of the Borrower (any such election, a “PIK Election”); provided that the Borrower may exercise the PIK Election with respect to any such Interest Payment Date by delivering written notice thereof to the Administrative Agent no later than 1:00 p.m., five Business Days prior to such Interest Payment Date and if the Borrower fails to make any such election, the Borrower shall have deemed to have made the Cash Election for such Interest Payment Date.

(g) Term SOFR for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrower and each Lender. Each determination of Term SOFR by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining Term SOFR hereunder. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 2.14.  Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

SECTION 2.15.  Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in Term SOFR); or

(ii) impose on any Lender any Taxes (except for Indemnified Taxes, Other Taxes, and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition affecting this Agreement or SOFR Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or other Recipient, as applicable, such additional amount or amounts as will compensate such Lender or other Recipient, as applicable, for such additional costs incurred or reduction suffered; provided that such Person shall only be entitled to seek such additional amounts if such Person is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities to the extent it is entitled to do so.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that such Person shall only be entitled to seek such additional amounts if such Person is generally seeking the payment of similar additional amounts from similarly situated borrowers in comparable credit facilities to the extent it is entitled to do so.

(c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d) A certificate of a Lender setting forth in reasonable detail the basis for and computation of the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Section 2.15(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.  Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (but not lost profits). In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the SOFR market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding the foregoing, no additional amounts shall be due and payable pursuant to this Section 2.16 to the extent that on the relevant due date the Borrower deposits in a Prepayment Account an amount equal to any payment of SOFR Loans otherwise required to be made on a date that is not the last day of the applicable Interest Period; provided that on the last day of the applicable Interest Period, the Administrative Agent shall be authorized, without any further action by or notice to or from the Borrower or any other Loan Party, to apply such amount to the prepayment of such SOFR Loans. For purposes of this Agreement, the term “Prepayment Account” shall mean a non-interest bearing account established by the Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section 2.16.

SECTION 2.17.  Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any

Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Without duplication of other amounts paid by any Loan Party under this Section 2.17, the applicable Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The applicable Loan Party shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting or expanding the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this Section 2.17(f)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(D) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, two duly-signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

(h) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified (including by payment of additional amounts) pursuant to this Section 2.17, it shall pay over such refund to the indemnifying party (but only to the extent of indemnity payments made, or additional amounts paid, by the indemnifying party under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying party, upon the request of the indemnified party, agrees to repay the amount paid over to the indemnifying party pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the indemnified party in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section paragraph (h) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to the foregoing provisions of this Section 2.17 shall not constitute a waiver of such Lender’s or Administrative Agent’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Administrative Agent pursuant to the foregoing provisions of Section 2.17 for any Taxes or related costs suffered more than 270 days prior to the date that such Lender or the Administrative Agent notifies the Borrower of the event giving rise to such claim and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor (except that, if the circumstance giving rise to such demand for compensation is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

(j) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(k) Borrower and each Lender acknowledge and agree that, for U.S. federal and other applicable income tax purposes, the Term Loans have original issue discount (“OID”) within the meaning of Section 1272 of the Code, and shall not be treated as “contingent payment debt instruments” as defined pursuant to Treasury Regulation Section 1.1275-4. Information regarding the amount of any OID, the issue price, the issue date and the yield to maturity of the Term Loans may be obtained by writing to the Borrower at the address specified in Section 9.01. Neither Borrower nor any Lender shall take any tax position inconsistent with this Section 2.17(k) unless otherwise required by the final determination of a tax authority following a tax audit or examination.

SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees (including any Make Whole/Prepayment Fee Amount), or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at the account as most recently designated in writing for the receipt of such payments, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) [Reserved].

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06, 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) Notwithstanding any contrary provision set forth herein or in any other Loan Document, (i) during the continuance of an Event of Default, the Administrative Agent may, and shall upon the direction of Required Lenders apply any and all payments received by the Administrative Agent in respect of any Obligation in accordance with clauses first through sixth below; and (ii) all payments made by Loan Parties to the Administrative Agent after any or all of the Obligations under the Loan Documents have been accelerated (so long as such acceleration has not been rescinded) or have otherwise matured, including proceeds of Collateral, shall be applied as follows:

(i) first, to payment of costs, expenses and indemnities of the Administrative Agent payable or reimbursable by the Loan Parties under the Loan Documents;

(ii) second, to payment of costs, expenses and indemnities of Lenders payable or reimbursable by the Loan Parties under this Agreement;

(iii) third, to payment of all accrued unpaid interest on the Obligations and fees owed to the Administrative Agent and the Lenders (whether or not accruing after the filing of any case under the Bankruptcy Code with respect to any Obligations and whether or not a claim for such post-filing or post-petition interest, fees, and charges is allowed or allowable in any such proceeding);

(iv) fourth, to payment of principal of the Obligations (including any Make Whole/Prepayment Fee Amount) then due and payable to the extent not then due and payable;

(v) fifth, to payment of any other amounts owing constituting Obligations; and

(vi) sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied to each category in the numerical order provided until exhausted prior to the application to the immediately succeeding category, (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above and (iii) no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Obligations, the guaranty of which by such Guarantor would constitute an Excluded Swap Obligation. Notwithstanding the foregoing, obligations in respect of Swap Agreements with parties that are not Affiliates of the Administrative Agent shall be excluded from the application described above unless at least three Business Days prior to any distribution, the Administrative Agent has received written notice from the applicable Credit Party (or its Affiliate) of the amount of Obligations in respect of Swap Agreements or then due and payable, together with such supporting documentation as Agent may request.

SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (ii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Power. Each of the Borrower and the Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the power and authority and all governmental rights, qualifications, approvals, authorizations, permits, accreditations, licenses and franchises material to the business of the Borrower and the Subsidiaries taken as a whole that are necessary to own its assets, to carry on its business as now conducted and as proposed to be conducted and, in the case of the Loan Parties, to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.  Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts. Except as set forth in Schedule 3.03 the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except those that are required or permitted to be obtained following consummation of the Transactions, the absence of which individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect and filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the Borrower or any of the Subsidiaries, as applicable, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder, (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents and (e) will not violate any judgment, order, decree or injunction that is binding upon any Loan Party or any of their respective properties.

SECTION 3.04.  Financial Condition; No Material Adverse Change; Projections; No Default.

(a) The Borrower has heretofore furnished to the Lenders the Annual Financial Statements. Such Annual Financial Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied.

(b) The Borrower has heretofore furnished to the Lenders the Pro Forma Financial Statements. Such Pro Forma Financial Statements have been prepared in good faith by the Borrower.

(c) Except for (i) liabilities reflected in or reserved against in the financial statements referred to above or the notes thereto, (ii) liabilities incurred in the ordinary course of business and (iii) liabilities incurred in connection with the Transactions, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Effective Date, any liabilities that are, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect.

(d) No event, change, condition or state of facts has occurred that has resulted in, or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect since June 30, 2022.

(e) The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished, it being recognized by the Agents and the Lenders that such Projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material.

(f) No Default or Event of Default exists or would immediately result from the incurrence by any Loan Party of any Indebtedness hereunder or under any other Loan Document.

(g) As of the Effective Date, the Borrower and its Subsidiaries have no Indebtedness other than the Google Note and Indebtedness set forth in Schedule 6.01(iii).

(h) As of the Effective Date, other than the Loan Documents, the Borrower and its Subsidiaries are not party to any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of any Subsidiary to make Investments or to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary. The foregoing sentence shall not apply to restrictions and conditions (A) imposed by law or by any Loan Document, (B) existing on the Effective Date and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition unless such amendment is not otherwise prohibited by Section 6.11), (C) contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) imposed by any customary provisions restricting assignment of any agreement entered into the ordinary course of business, (E) imposed by any instrument or agreement governing Indebtedness of a Subsidiary acquired by the Borrower or any of the Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any such Person, other than the Person or any of its Subsidiaries, so acquired (provided that such Indebtedness was permitted by Section 6.01 to be incurred), (F) imposed by any instrument or agreement governing Indebtedness of the Borrower or any Subsidiary that is incurred or issued subsequent to the Effective Date and is permitted pursuant to Section 6.01 (provided that the restrictions in such Indebtedness are not materially more restrictive in the aggregate than the restrictions contained in this Agreement) and (G) solely with respect to clause (i), customary provisions in leases restricting the assignment thereof.

SECTION 3.05.  Properties.

(a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens, except for Liens expressly permitted pursuant to Section 6.02.

(b) Each of the Borrower and the Subsidiaries owns, licenses or possesses the right to use all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not, to the knowledge of the Borrower, infringe upon the rights of any other Person.

(c) Schedule 3.05 sets forth the address of each real property owned, leased or otherwise held by any of the Loan Parties as of the Effective Date after giving effect to the Transactions.

(d) No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.07 unless waived by the Administrative Agent in its sole discretion.

SECTION 3.06.  Litigation. Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary that would reasonably be likely to, individually or in the aggregate, (i) result in a Material Adverse Effect or (ii) adversely affect in any material respect the ability of the Loan Parties to consummate the Transactions or the other transactions contemplated hereby.

SECTION 3.07.  Compliance with Laws and Agreements. Except as set forth in Schedule 3.07, and as is not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, each of the Borrower and the Subsidiaries is in compliance with all Requirements of Law (including all Health Care Laws and Public Health Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property.

SECTION 3.08.  Investment Company Status. No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 3.09.  Taxes. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.10.  ERISA. No ERISA Event has occurred, or is reasonably likely to occur that, when taken together with all other such ERISA Events for which liability is reasonably likely to occur, is reasonably likely to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan, except as would not reasonably be likely to result in a Material Adverse Effect.

SECTION 3.11.  Reports. As of the Effective Date, none of the other written reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished and taken as a whole) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the foregoing shall not apply to any projected financial information other than the projected financial information included in such information and with respect to such projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered.

SECTION 3.12.  Subsidiaries. As of the Effective Date, the Borrower does not have any subsidiaries other than the Subsidiaries listed on Schedule 3.12. Schedule 3.12 sets forth the name of, and the ownership or beneficial interest of the Borrower in, each Subsidiary and identifies whether such Subsidiary is a Subsidiary Loan Party.

SECTION 3.13.  Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

SECTION 3.14.  Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened in writing. The hours worked by and payments made to employees of the Borrower or the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters in any manner. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound. Set forth on Schedule 3.14 is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower or any of its Subsidiaries.

SECTION 3.15.  Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the fair value of the assets of the Borrower, and its subsidiaries, on a consolidated basis, at fair valuation, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) the Borrower and its subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof.

SECTION 3.16.  Margin Regulations. The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.

SECTION 3.17.  Patriot Act.

(a) Neither the Borrower nor any Subsidiary is in violation of any requirement of applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive

Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”).

(b) Neither the Borrower nor any Subsidiary nor, to the knowledge of the Borrower, any broker or other agent of the Borrower or any of its Subsidiaries acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c) Neither the Borrower nor any of its Subsidiaries and, to the knowledge of the Borrower, no broker or other agent of the Borrower or any of its Subsidiaries acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.17(b) above in violation of any Anti-Terrorism Law, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order in violation of any Anti-Terrorism Law, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.18.  Anti-Corruption Laws. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, and except as is not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws in all material respects. No part of the proceeds of any Loans hereunder will be used directly, by the Borrower or any Subsidiary or indirectly, to the knowledge of the Borrower, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

SECTION 3.19.  Intellectual Property; Licenses, Etc. The Borrower and the Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect. The Borrower and the Subsidiaries in the operation of their respective businesses as currently conducted do not infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which are not reasonably likely to result in a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, owned by the Borrower or the Subsidiaries is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary in which the amount of damages claimed is $2,500,000 or more.

Except pursuant to licenses and other user agreements entered into by the Borrower or any Subsidiary in the ordinary course of business, on and as of the date hereof (i) each such Person owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any copyright, patent or trademark listed in Section 10(a), 10(b) or 10(c) of the Perfection Certificate and (ii) all registrations listed in Section 10(c) of the Perfection Certificate are valid and in full force and effect, except, in each case, to the extent failure to own or possess such right to use or of such registrations to be valid and in full force and effect is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.20.  [Reserved].

SECTION 3.21.  Environmental Compliance.

(a) Except with respect to any matters that have been resolved in compliance with Environmental Law or that, individually or in the aggregate, are not reasonably likely to result in a Material Adverse Effect, (i) neither the Borrower nor any Subsidiary has failed to comply with any Environmental Law or to obtain, maintain or comply with any required Environmental Permit or to provide any notification required under any Environmental Law or has become subject to any Environmental Liability, and (ii) neither the Borrower nor any Subsidiary has received any written notice of any claims, actions, suits, or proceedings alleging potential liability or violation of, any Environmental Law, and to Borrower’s knowledge no such claims, actions, suits or proceedings are threatened.

(b) Except as not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by the Borrower or any of the Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no underground storage tanks or surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by the Borrower or any of the Subsidiaries, or, to the Borrower’s knowledge, on any property formerly owned or operated by the Borrower or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material in violation of Environmental Law at or on any facility, equipment or property currently owned or operated by the Borrower or any of the Subsidiaries; and (iv) to the Borrower’s knowledge, there has been no Release of Hazardous Materials by any Person on any property currently or formerly owned, leased or operated by the Borrower or any of the Subsidiaries and there has been no Release of Hazardous Materials by the Borrower or any of the Subsidiaries at any other location.

(c) To the Borrower’s knowledge, the properties owned, leased or operated by the Borrower or the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) require remedial action under, Environmental Laws, which violations and remedial actions, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect.

(d) Neither the Borrower nor any Subsidiary are conducting or financing, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

(e) To the Borrower’s knowledge, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Borrower, or any Subsidiary have been disposed of in a manner compliant with Environmental Law, except to the extent not reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect.

(f) Except for environmental provisions contained within leases executed by Borrower or any Subsidiary, and except as would not be reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect, neither the Borrower nor any Subsidiary has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 3.22.  Health Care Regulatory Matters.

(a) As of the Effective Date, each Loan Party is in compliance with, and is conducting and, for the six years preceding the Effective Date, has conducted its respective business and operations in compliance with, the requirements of all Health Care Laws and Public Health Laws, except for such non-compliance which, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

(b) The Borrower and its Subsidiaries have all Registrations issued or supervised by any Public Health Regulatory Agency or other Governmental Authority required to conduct their respective businesses as currently conducted, except where the failure to have all such Registrations could not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. Each of such Registrations is valid and subsisting in full force and effect, except where the failure to be so could not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. To the knowledge of the Borrower and its Subsidiaries, none of any Public Health Regulatory Agency or any other Governmental Authority is considering limiting, suspending, or revoking such party’s submission to any Public Health Regulatory Agency or any other Governmental Authority; provided, that, in each case of the foregoing clauses, where such false or misleading information or omissions could not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities and excluding any material limitations or omissions that were clearly disclosed to the recipient of a listed item. The Borrower and its Subsidiaries have not failed to fulfill and perform their obligations which are due under each Registration held by or licensed to them, and no event has occurred or condition or state of facts exists which would constitute a breach or default under any such Registration, in each case that would reasonably be expected to cause Material Regulatory Liabilities. To the knowledge of the Borrower and its Subsidiaries, any third party that is a manufacturer or contractor for the Borrower and its Subsidiaries is in compliance with all Registrations from any Public Health Regulatory Agency and any other Governmental Authority insofar as they pertain to the manufacture of product components or products or the analysis or generation of data for the Borrower and its Subsidiaries, except where the failure to so be in compliance would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.

(c) All products developed, manufactured, tested, distributed, marketed, or sold by or on behalf of the Borrower and its Subsidiaries that are subject to the jurisdiction of any Public Health Regulatory Agency or any other Governmental Authority (x) have been and are being developed, tested, manufactured, investigated, distributed, marketed, and sold in compliance with the applicable Public Health Laws or any other applicable Law, including, without limitation and to the extent applicable, in material compliance with any pre-market notification or pre-market approval requirements, good manufacturing practices, quality system requirements, labeling requirements, advertising requirements, record keeping requirements and adverse event reporting requirements, and (y) have been and are being tested, investigated, distributed, marketed, and sold in compliance with the applicable Public Health Laws or any other applicable Law, except, in each case of clauses (x) and (y), where such noncompliance would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.

(d) The Borrower and its Subsidiaries have not received and are not subject to any administrative or regulatory action, warning letter, notice of violation letter, or other similar written notice, complaint or inquiry made by any Public Health Regulatory Agency or any other Governmental Authority asserting that the development, testing, investigation, manufacture, distribution, marketing or sale of the products of any Borrower or any of its Subsidiaries is not in compliance with any applicable law, except those noncompliance that could not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. To the extent applicable, (x) the Borrower and its Subsidiaries have made all notifications, submissions, and reports required by any such Governmental Authority, and (y) all such notifications, submissions and reports provided by the Borrower and its Subsidiaries were, to their knowledge, true, complete, and correct in all material respects as of the date of submission to any Public Health Regulatory Agency or any other Governmental Authority, except, where such failure to comply with (x) or (y) could not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.

(e) No product of the Borrower or its Subsidiaries has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, and, to the knowledge of the Borrower, there are no facts or circumstances reasonably likely to cause (x) the seizure, denial, withdrawal, recall, detention, field notification, field correction, safety alert or suspension of manufacturing relating to any such product; (y) a material adverse change in the labeling of any such product; or (z) a termination, seizure or suspension of marketing of any such product, except, in each case, where such events could not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. No proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any such product are pending or, to the knowledge the Borrower or its Subsidiaries, threatened against the Borrower and its Subsidiaries, except where such proceeding could not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liability.

SECTION 3.23.  Deposit Accounts and Securities Accounts. Schedule 3.23 sets forth a complete and accurate list as of the Effective Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer or other securities intermediary, and all other similar accounts maintained by each Loan Party, together with a description thereof (including the bank, broker dealer, or securities intermediary at which each such account is maintained and the account number and the purpose thereof). All such accounts shall be subject to Control Agreements to the extent required by the Collateral Agreement.

SECTION 3.24.  Use of Proceeds. The proceeds of the Term Loans will used by the Borrower for the purposes specified in Section 5.11 of this Agreement.

SECTION 3.25.  Absence of Undisclosed Liabilities. Neither the Borrower nor any Subsidiary has any Liabilities or obligations of any nature (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), other than Liabilities (a) accrued, reflected or reserved against in the Annual Financial Statements dated December 31, 2021 or (b) that are current liabilities incurred in the ordinary course of business of the Borrower and its Subsidiaries since December 31, 2021.

ARTICLE IV

Conditions

SECTION 4.01.  Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived):

(a) There shall not have occurred a Material Adverse Effect on the Borrower and its Subsidiaries, taken as a whole, since June 30, 2022.

(b) The Administrative Agent shall have received unaudited consolidated balance sheets and related statements of income and cash flows of the Borrower for the fiscal quarter ending June 30, 2022.

(c) The Administrative Agent shall have received financial projections for the Borrower and its subsidiaries for the three year period following the Effective Date.

(d) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(e) The Administrative Agent shall have received a Borrowing Request in substantially the form attached as Exhibit E, which shall have been delivered in accordance with the requirements hereof.

(f) The Administrative Agent shall have received the Confidential Disclosure Letter.

(g) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Cooley LLP, counsel for the Borrower in form reasonably satisfactory to the Administrative Agent, and covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

(h) The Administrative Agent shall have received:

(i) The charter, articles or certificate of organization or incorporation or comparable document of each Loan Party, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation;

(ii) A certificate of good standing (or comparable certificate) for each Loan Party, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of such Person’s jurisdiction of incorporation or formation; and

(iii) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Loan Party, dated the Effective Date, certifying (A) that attached thereto is a true and correct copy of (x) the charter, articles or certificate of organization or incorporation or comparable document and (y) bylaws or other organizational or governing documents of such Person as in effect on the Effective Date; (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Person and continuing in effect, which authorize the execution, delivery and performance by such Person each Loan Document executed or to be executed by such Person and the consummation of the transactions contemplated thereby; and (C) the incumbency, signatures and authority of the officers of such Person authorized to execute, deliver and perform the Loan Documents to be executed by such Person.

(i) The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower confirming of the absence of any material action, suit, investigation or proceeding, pending or threatened, that is reasonably likely to result in a Material Adverse Effect or could materially affect (i) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents or (ii) the rights and remedies of the Lenders and Agents under the Loan Documents.

(j) The Administrative Agent shall have received a certificate from a Financial Officer in substantially the form attached as Exhibit J hereto, certifying that the Borrower and the Subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent.

(k) The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.01(o) and (p).

(l) So long as requested at least ten Business Days prior to the Effective Date, the Lenders and the Administrative Agent shall have received, at least five days prior to the Effective Date, a duly executed IRS Form W-9 (or other applicable tax form) and all documentation and other information required by regulatory authorities concerning the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

(m) Payment of all fees and expenses required to be paid on the Effective Date shall have been paid, to the extent invoiced in reasonable detail with supporting documentation, from the proceeds of the initial funding under this Agreement.

(n) The Collateral Agent shall have, for the benefit of the Lenders, a first priority security interest (subject to Permitted Encumbrances) in all Collateral in which a lien can be perfected by (i) the filing of a Uniform Commercial Code financing statement, and/or (ii) in the case of Equity Interests or other certificated security of the Borrower and the Subsidiary Loan Parties, possession of such Equity Interests or other certificated securities and the Collateral Agent shall have received (i) the duly executed Perfection Certificate and (ii) the duly executed Collateral Agreement.

(o) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date).

(p) At the time of and immediately after giving effect to the Borrowing of the Effective Date Term Loans on the Effective Date, no Default or Event of Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full, each of the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a) within (x) 150 days after the end of the fiscal year ended December 31, 2022 and (y) 120 days after the end of each fiscal year of the Borrower thereafter, in each case, subject to any SEC Extension (if applicable), its audited consolidated balance sheet as of the end of such fiscal year and statements of operations, changes in stockholders’ equity and cash flows for such fiscal year, and the related notes thereto, and setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (without a “going concern” or like qualification or exception (other than a disclosure, an exception or a qualification solely resulting from (1) the impending maturity of any Indebtedness or (2) an actual Default under the Financial Performance Covenants) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 60 days after the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ended September 30, 2022, in each case, subject to any SEC Extension (if applicable) its consolidated balance sheet as of the end of such fiscal quarter, and statements of operations and changes in stockholders’ equity, in each case for such fiscal quarter, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) prior to an IPO, within 35 days after the end of each of the first two months of each fiscal quarter of the Borrower, commencing with the month ending August 31, 2022, monthly reports;

(d) concurrently with any delivery of financial statements under Section 5.01(a) or in the case of the first three fiscal quarters of each fiscal year in 5.01(b), a certificate of a Financial Officer (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Performance Covenants;

(e) within 60 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations and cash flows as of the end of and for such fiscal year);

(f) [reserved];

(g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, as applicable;

(h) [reserved]; and

(i) promptly following any written request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, any Subsidiary or any Plan, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request, in each case subject to the limitations set forth herein.

Notwithstanding the foregoing, the obligations this Section 5.01 may be satisfied with respect to information of the Borrower or any Subsidiary by furnishing the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower) Form 10-K, 10-Q or 8-K, as applicable, filed with the SEC; provided that, with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or such other firm reasonably acceptable to the Administrative Agent or any other independent registered public accounting firm reasonably determined to be of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than solely resulting from (1) the impending maturity of any Indebtedness or (2) an Default under the Financial Performance Covenants) or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which the Borrower notifies the Administrative Agent that it has filed such documents on the SEC’s EDGAR system (or any successor system adopted by the SEC).

Notwithstanding anything to the contrary herein, neither Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes a non-financial trade secret or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, fiduciary duty or binding agreement, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party or any Subsidiary owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s or Subsidiary’s obligations under this Section 5.01) to any third party.

SECTION 5.02.  Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender), written notice of the following promptly after obtaining knowledge thereof:

(a) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the applicable Loan Parties propose to take with respect thereto;

(b) within five (5) Business Days after an authorized officer of any Loan Party or any of its Subsidiaries obtains knowledge thereof, notice from an authorized officer of the Borrower of (i) the commencement of, or any material development in, any litigation, action, proceeding or labor controversy or proceeding affecting any Loan Party or any Subsidiary of any Loan Party or its respective property (including in respect of Environmental Laws and the Borrower’s and its Subsidiaries’ intellectual property) (A) in which the amount of damages could reasonably be expected to exceed $5,000,000, (B) which is reasonably likely to result in a Material Adverse Effect, or (C) which purports to affect the legality, validity or enforceability of any Loan Document or (ii) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Schedule 3.06, and, in each case together with a statement of an authorized officer of the Borrower, which notice shall specify the nature thereof, and what actions the applicable Loan Parties propose to take with respect thereto, and, to the extent the Collateral Agent requests, copies of all documentation related thereto;

(c) the occurrence of any ERISA Event which could reasonably be expected to result in a Material Adverse Effect;

(d) within five (5) Business Days after any Loan Party obtains knowledge of the occurrence of a material breach or default or notice of termination by any party under, or material amendment entered into by any party to, any document or agreement in respect of Subordinated Indebtedness (including, without limitation, the Google Note), a statement of an authorized officer of the Borrower setting forth details of such material breach or default or notice of termination and the actions taken or to be taken with respect thereto and, if applicable, a copy of such amendment;

(e) within ten (10) Business Days after, receipt thereof, copies of all “management letters” submitted to any Loan Party by the independent public accountants referred to in Section 5.01 in connection with each audit made by such accountants;

(f) immediately upon becoming aware thereof, notice (whether involuntary or voluntary) of the bankruptcy, insolvency, reorganization of any Loan Party, or the appointment of any trustee in connection with or anticipation of any such occurrence, or the taking of any step by any Person in furtherance of any such action or occurrence;

(g) promptly upon the receipt thereof, any written notice received by the Borrower or any Subsidiary that the FDA or other comparable Governmental Authority (including any Public Health Regulatory Agency) is (i) limiting, suspending or revoking any Registration of the Borrower or any Subsidiary, (ii) changing the market classification or labeling of the products of the Borrower or any Subsidiary under any such Registration, (iii) considering any of the foregoing, or (iv) considering or implementing any other such regulatory action either directly or indirectly involving the Borrower or any Subsidiary or their products, except where the regulatory action is focused on the further manufacturing, processing, packaging/repackaging, labeling/relabeling, marketing, use, or distribution of products by customers of the Borrower or any Subsidiary or other downstream purchasers or recipients; provided that, in each case of the foregoing clauses (i) through (iv), where such action is not reasonably likely to result in (x) an obligation in excess of $5,000,000, individually or in the aggregate, or (y) a Material Adverse Effect;

(h) promptly upon the receipt thereof, (i) any FDA Section 305 notice of hearing before report of criminal violation (21 U.S.C. § 335) or other written notice regarding the planned or actual institution of criminal proceedings against the Borrower or any Subsidiary, (ii) any written notice from any

Governmental Authority proposing or threatening that any product of the Borrower or any Subsidiary will become the subject of seizure, embargo, withdrawal of marketing authorization, recall, detention, or suspension of manufacturing, (iii) any FDA warning letter, untitled letter, or Form FDA 483 notice of inspectional observations, and/or other similar written notice, complaint or inquiry made by the FDA or any comparable Governmental Authority (including any Public Health Regulatory Agency) asserting that the manufacture, distribution, marketing or sale of the products of the Borrower or any Subsidiary is not in compliance with any applicable law, (iv) any written notice asserting that a product of the Borrower or any Subsidiary has been or is being seized, embargoed, withdrawn, recalled, detained, or subject to a suspension of manufacturing by any Governmental Authority, or (v) any written notice of the commencement, or the threatened commencement, of any proceedings in the United States or any other applicable jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any product of any of the Borrower or any Subsidiary, except, in each case of the foregoing clauses (i) through (v), where such action could not reasonably be expected to result in (x) an obligation in excess of $5,000,000, individually or in the aggregate, or (y) a Material Adverse Effect;

(i) concurrently with the delivery of the financial information pursuant to Section 5.01(a), (b) or (c), information regarding any material amendment to the organizational documents of any Loan Party or changes in accounting or financial reporting practices, fiscal years or fiscal quarters of the Loan Parties, a certificate, certifying to the extent of any change from a prior certification, from an authorized officer of the Borrower notifying the Agents of such amendment and attaching thereto any relevant documentation in connection therewith; and

(j) any other development that results in, or is reasonably likely, individually or in the aggregate, to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Information Regarding Collateral.

(a) The Borrower will furnish to the Collateral Agent prompt written notice (but in no event later than 10 days following such change) of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of incorporation or organization of any Loan Party or (iii) in any Loan Party’s organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) Each year, at the time of delivery of annual financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.03.

SECTION 5.04.  Existence; Conduct of Business; Public Health Laws. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, permits, approvals, accreditations, authorizations, licenses, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. Without limiting the generality of the foregoing, the Borrower will comply, and will cause each other Loan Party to comply, with all applicable Health Care Laws and Public Health Laws relating to the operation of such Person’s business, except where non-compliance is not reasonably likely to result in, individually or in the aggregate, Material Regulatory Liabilities. All products developed, manufactured, tested, investigated, distributed or marketed by or on behalf of the Borrower and its Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Governmental Authority shall be developed, tested, manufactured, investigated, distributed and marketed in compliance with the applicable Public Health Laws and any other applicable Requirement of Law, including, without limitation, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, and adverse event reporting, except where the failure to comply is not reasonably likely to result, either individually or in the aggregate, in Material Regulatory Liabilities.

SECTION 5.05.  Payment of Taxes. The Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest is not reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 5.06.  Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted and (b) with respect to IP Rights owned by the Borrower and its Subsidiaries, maintain, renew, protect and defend such IP Rights that are material to the conduct of the business of the Borrower and its Subsidiaries, on a consolidated basis; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted under Section 6.05.

SECTION 5.07.  Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (which may include self-insurance), (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents; each insurance policy maintained by any Loan Party pursuant to this sentence shall name the Collateral Agent as additional insured or loss payee if permitted by law and the Borrower shall use commercially reasonable efforts to cause each such insurance policy to provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days (10 days in the case of non-payment) after receipt by the Collateral Agent of written notice thereof; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Borrower will furnish to the Lenders, upon written request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. The Borrower will, with respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require (but such amount may be no less than that amount required under the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time), if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

SECTION 5.08.  Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

SECTION 5.09.  Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including any information relating to actual or potential compliance with or liability under Environmental Laws, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be provided the opportunity to participate in any such discussions with its independent accountants), all at such reasonable times and as often as reasonably requested; provided that, the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the continuance of an Event of Default. Notwithstanding anything to the contrary in this Section 5.09, none of the Borrower nor any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product (it being understood, in the case of clauses (ii) and (iii) above, that the Borrower shall use its commercially reasonable efforts to communicate any requested information in a way that would not violate the applicable law or agreement or waive the applicable privilege).

SECTION 5.10.  Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to comply with all Requirements of Law, including ERISA, Environmental Laws, Health Care Laws and Public Health Laws applicable to it, its operations and all property owned, operated and leased by any of them, except where the failure to do so, individually or in the aggregate, is not reasonably likely to result in a Material Adverse Effect.

SECTION 5.11.  Use of Proceeds. The proceeds of the Effective Date Term Loans shall be used by the Borrower, solely (a) for working capital and general corporate purposes, (b) to finance growth initiatives, (c) to pay for operating expenses and (d) to pay the Transaction Costs. The proceeds of the First Amendment Effective Date Term Loans shall be used by the Borrower for (a) working capital and general corporate purposes, (b) to finance growth initiatives, (c) to pay for operating expenses and (d) to pay the costs, fees and expenses in connection with the consummation of the First Amendment. The proceeds of the Second Amendment Effective Date Term Loans shall be used by the Borrower for (a) working capital and general corporate purposes, (b) to finance growth initiatives, (c) to pay for operating expenses and (d) to pay the costs, fees and expenses in connection with the consummation of the Second Amendment. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12.  Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within 60 days of such event, notify the Collateral Agent and the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party, it being understood that such Loan Party shall not be required to fulfill any requirements not in the Collateral and Guarantee Agreement and is subject to any exclusions and exceptions) and with respect to any Equity Interest in such Subsidiary owned by or on behalf of any Loan Party; provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance, or exceptions from compliance, with the provisions of this paragraph by any Loan Party.

SECTION 5.13.  Further Assurances.

(a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If any material assets (including any Material Real Property but excluding any Excluded Assets or any other asset located outside the United States) or improvements thereto or any interest therein are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien in favor of the Collateral Agent upon acquisition thereof), the Borrower will promptly notify the Administrative Agent and the Lenders thereof and, if requested in writing by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to the Lien of the Security Documents securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested in writing by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.13(a), all at the expense of the Loan Parties, all within 90 days of such request, provided that the Collateral Agent may, in its reasonable judgment, grant extensions of time for compliance or exceptions with the provisions of this paragraph by any Loan Party. Notwithstanding anything to the contrary in this Agreement or any Security Document, no Loan Party shall be required to pledge or grant security interests in particular assets if, in the reasonable judgment of the Administrative Agent or the Collateral Agent, the costs of creating or perfecting such pledges or security interests in such assets (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefits to the Lenders therefrom.

SECTION 5.14.  Environmental Matters. Except, in each case, to the extent that the failure to do so is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, the Borrower will comply, and make commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Borrower or any Subsidiary is required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials at, on, under or emanating from any affected property, in accordance with the requirements of all Environmental Laws.

SECTION 5.15.  Annual Lender Meeting. The Borrower shall host a meeting (which may be in the form of a conference call) with representatives of the Administrative Agent and the Lenders once during each fiscal year of the Borrower, in each case, following delivery of the financial statements delivered pursuant to Section 5.01(a) and upon reasonable prior notice to be held at such time as reasonably designated by the Borrower (in consultation with the Administrative Agent), at which meeting shall be discussed the financial results of the Borrower and the Subsidiaries.

SECTION 5.16.  Post-Closing Covenants. The Borrower agrees to deliver, or cause to be delivered, to the Administrative Agent, the items described on Schedule 5.16 on the Effective Date by the times specified with respect to such items, or such later time as may be agreed to by the Administrative Agent in its sole discretion.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full, each of the Borrower and the Subsidiaries covenant and agree with the Lenders that:

SECTION 6.01.  Indebtedness.

(a) the Borrower will not, nor will it permit any Subsidiary to, directly or indirectly create, incur, issue, guarantee or assume or otherwise become directly or indirectly liable for any Indebtedness, contingently or otherwise, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness consisting of earn-outs, milestones and other similar deferred purchase price obligations;

(iii) Indebtedness existing on the Effective Date and set forth in Schedule 6.01(iii) and Permitted Refinancings thereof;

(iv) Indebtedness of the Borrower owed to any Subsidiary Loan Party and of any Subsidiary Loan Party owed to the Borrower or any other Subsidiary Loan Party;

(v) Guarantees by the Borrower of Indebtedness of any Subsidiary Loan Party and of any Subsidiary Loan Party of Indebtedness of the Borrower or any other Subsidiary Loan Party, provided that the Indebtedness so Guaranteed is permitted by this Section 6.01;

(vi) (A) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by clauses (A) and (B) of this clause (vi) shall not exceed $15,000,000 outstanding at any time; and (B) Permitted Refinancings thereof;

(vii) (A) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided, that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) Permitted Refinancings thereof; provided further, that the aggregate amount of Indebtedness under this Section 6.01(a)(vii), shall not exceed $2,500,000;

(viii) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(ix) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business;

(x) Indebtedness of any Loan Party pursuant to Swap Agreements permitted by Section 6.14;

(xi) [reserved];

(xii) Indebtedness representing deferred compensation to employees of the Borrower and the Subsidiaries incurred in the ordinary course of business;

(xiii) (A) Indebtedness of the Borrower or any Subsidiary Loan Party owed to any non-Loan Party Subsidiary existing on the Effective Date and set forth in Schedule 6.01(xiii), (B) Indebtedness of any non-Loan Party Subsidiary owed to the Borrower or any Subsidiary Loan Party, provided, that the aggregate amount of Indebtedness under this Section 6.01(a)(xiii)(B), when taken together with Investments made under Section 6.04(a)(xvii)(C), shall not exceed $10,000,000 and (C) Indebtedness of the Borrower or any Subsidiary Loan Party owed to any non-Loan Party Subsidiary, provided, any such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to subordination terms reasonably satisfactory to the Administrative Agent;

(xiv) Indebtedness of the Borrower or a Subsidiary consisting of the financing of insurance premiums;

(xv) Indebtedness of the Borrower or a Subsidiary in connection with cash management services (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities);

(xvi) [reserved];

(xvii) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

(xviii) additional Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

(xix) the incurrence of Indebtedness arising from agreements of the Borrower or a Subsidiary providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or capital stock of the Borrower or any Subsidiary.

(b) For purposes of determining compliance with Section 6.01(a), in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in Section 6.01(a)(i) through (xix) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in Section 6.01(a)(i) through (xix) above and will only be required to include the amount and type of such Indebtedness in such of the above clauses as determined by the Borrower at such time. The Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 6.01(a)(i) through (xix) above.

SECTION 6.02.  Liens. (a) The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Liens created by the Loan Documents;

(ii) Permitted Encumbrances;

(iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (B) such Lien shall secure only those obligations which it secures on the Effective Date and Permitted Refinancings thereof;

(iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset or Equity Interests of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien secures Indebtedness permitted by Section 6.01(a)(vii) and such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (B) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any Permitted Refinancings thereof;

(v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such security interests secure Indebtedness permitted by Sections 6.01(a)(vi), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (C) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto);

(vi) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(vii) Liens arising out of sale and leaseback transactions permitted by Section 6.06;

(viii) Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(ix) licenses or sublicenses, leases or subleases, granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

(x) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xi) Liens that are contract rights of set-off (i) relating to the establishment of depositary relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(xii) Liens solely on any cash earned money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(xiii) Liens in favor of a Loan Party securing Indebtedness permitted under Sections 6.01(a)(iv) and (v);

(xiv) Liens on insurance proceeds in favor of insurance companies granted solely to secured financed insurance premiums;

(xv) Liens on assets of the Borrower or the Subsidiaries not otherwise permitted by this Section 6.02, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $5,000,000;

(xvi) Liens securing Indebtedness permitted under Section 6.01(a)(xiii);

(xvii) Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(xviii) Liens in favor of a seller solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition or other Investment permitted hereunder; and

(xix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business.

(b) For purposes of determining compliance with Section 6.02(a), in the event that a Lien (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Liens described in Section 6.02(a)(i) through (xix) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such Lien (or any portion thereof) in any one or more of the types of Liens described in Section 6.02(a)(i) through (xix) above and will only be required to include the amount and type of such Lien in such of the above clauses as determined by the Borrower at such time. The Borrower will be entitled to divide and classify a Lien in more than one of the types of Liens described in Section 6.02(a)(i) through (xix) above.

SECTION 6.03.  Fundamental Changes; Line of Business.

(a) The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with, or transfer substantially all of its assets to, any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any wholly-owned Subsidiary may merge into the Borrower in a transaction in which the surviving entity is the Borrower, (ii) any Subsidiary may merge with any one or more other Subsidiaries (in each case, other than the Borrower) provided that (x) when any wholly-owned Subsidiary is merging with another Subsidiary, a wholly-owned Subsidiary shall be the continuing or surviving Person and (y) if any party to such merger is a Subsidiary Loan Party, the continuing or surviving Person is or becomes a Subsidiary Loan Party concurrently with such merger, (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any asset sale permitted by Section 6.05(g) may be effected through the merger of a subsidiary of the Borrower with a third party; provided that any such merger referred to in clauses (ii), (iii) or (iv) above involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than a Permitted Business.

SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions. (a) The Borrower will not, nor will it permit any Subsidiary to, purchase or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Investments, except:

(i) Permitted Acquisitions;

(ii) Permitted Investments;

(iii) Investments existing on the Effective Date and set forth on Schedule 6.04(iii) and any modification, replacement, renewal, reinvestment or extension thereof;

(iv) Investments (including cash payments in respect of earn-outs, milestones and other similar deferred purchase price obligations) in an aggregate amount not to exceed, when taken together with the aggregate amount of payments made pursuant to Section 6.08(b)(iii), $5,000,000 per fiscal year of the Borrower and $25,000,000 during the term of this Agreement; provided that (x) before and immediately after giving effect to any such Investment, no Specified Event of Default has occurred and is continuing or would result therefrom and (y) pro forma Liquidity after giving effect thereto shall exceed $50,000,000;

(v) loans or advances made by the Borrower to any Subsidiary Loan Party and made by any Subsidiary Loan Party to the Borrower or any Subsidiary Loan Party, provided that any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement; provided, however, that the foregoing pledge requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors;

(vi) Guarantees constituting Indebtedness permitted by Section 6.01;

(vii) receivables or other trade payables owing to the Borrower or any Subsidiary if created or acquired in the ordinary course of business consistent with past practice and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Borrower or any such Subsidiary deems reasonable under the circumstances;

(viii) Investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts of and disputes with customers and suppliers in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;

(ix) Investments by the Borrower or any Subsidiary in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(x) loans or advances by the Borrower or any Subsidiary to employees (A) made for reasonable and customary business-related travel, entertainment, relocation and other ordinary business purposes and (B) otherwise not exceeding $5,000,000 in the aggregate at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);

(xi) Investments in the form of Swap Agreements permitted by Section 6.14;

(xii) Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(xiii) Investments received in connection with the dispositions of assets permitted by Section 6.05;

(xiv) Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(xv) other Investments (including in respect of earn-outs, milestones and other similar deferred purchase price obligations) in an aggregate amount not to exceed the Available Basket Amount; provided that (x) before and immediately after giving effect to any such Investment, no Specified Event of Default has occurred and is continuing or would result therefrom and (y) pro forma Liquidity after giving effect thereto shall exceed $100,000,000;

(xvi) ~~Guarantees by~~ the Borrower or any Subsidiary ~~of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;~~

(xvii) (A) Investments from Loan Parties to non-Loan Party Subsidiaries existing on the Effective Date and set forth on Schedule 6.04(xvii) and any modification, replacement, renewal, reinvestment or extension thereof~~; (B) Investments from~~ non-Loan Party Subsidiaries ~~to Loan Parties and (C)~~ Investments from Loan Parties to non-Loan Party Subsidiaries; provided that the aggregate amount of Investments under this Section 6.04(a)(xvii)(C), when taken together with any Indebtedness under Section 6.01(a)(xiii)(B), shall not exceed $10,000,000;

(xviii) other Investments in respect of earn-outs, milestones and other similar deferred purchase price obligations in an aggregate amount not to exceed $4,000,000 in any fiscal year; provided that before and immediately after giving effect to any such Investment, no Specified Event of Default has occurred and is continuing or would result therefrom;

(xix) the licensing of intellectual property on arms’-length terms pursuant to joint marketing or joint venture arrangements with other Persons in the ordinary course of business which do not materially interfere with the business of the Borrower and the Subsidiaries; and

(xx) Investments in the form of prepayments of expenses, so long as such expenses were incurred in the ordinary course of business and are paid in accordance with customary trade terms of the Borrower or any of its Subsidiaries.

(b) For purposes of determining compliance with Section 6.04, in the event that an Investment (or any portion thereof) at any time meets the criteria of more than one of the categories of permitted Investments described in Section 6.04(a)(i) through (xx) above, the Borrower, in its sole discretion, will classify and may subsequently reclassify such Investment (or any portion thereof) in any one or more of the types of Investments described in Section 6.04(a)(i) through (xx) above and will only be required to include the amount and type of such Investment in such of the above clauses as determined by the Borrower at such time. The Borrower will be entitled to divide and classify an Investment in more than one of the types of Investments described in Section 6.04(a)(i) through (xx) above. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, less any return of capital, without adjustment for subsequent increases or decreases in the value of such Investment.

SECTION 6.05.  Asset Sales. The Borrower will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04) (each, a “Disposition” or “Dispose”), except:

(a) Dispositions of (i) inventory in the ordinary course of business, (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business; and (iii) property no longer used or useful, or economically practicable or commercially desirable to maintain, in the conduct of the business of the Borrower and any Subsidiary (including by ceasing to enforce or allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any intellectual property that is, in the reasonable judgment of the Borrower, no longer used or useful, or economically practicable or commercially desirable to maintain, or in respect of which the Borrower determines in its reasonable business judgment that such action or inaction is desirable, in each case pursuant to this clause (iii), which has a Fair Market Value, individually or in the aggregate, in an amount not to exceed $5,000,000 for the period of four consecutive fiscal quarters of the Borrower most recently ended for which financial statements have been delivered (calculated at the time of such Disposition));

(b) Dispositions to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions from a Loan Party to a Subsidiary that is not a Loan Party or from the Borrower or a Subsidiary shall constitute Investments subject to Section 6.04;

(c) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice;

(d) to the extent constituting Dispositions, transactions permitted by Sections 6.02, 6.03, 6.04, 6.06 and 6.08;

(e) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(f) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

(g) Dispositions of assets that are not permitted by any other paragraph of this Section 6.05, provided that the aggregate Fair Market Value represented by such assets during any period of four consecutive fiscal quarters is not greater than $10,000,000 for the period of four consecutive fiscal quarters of the Borrower most recently ended for which financial statements have been delivered (calculated at the time of such Disposition);

(h) exchanges of property for similar replacement property for fair value;

(i) [reserved];

(j) [reserved];

(k) the sale or other Disposition of Permitted Investments;

(l) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of the Subsidiaries that is not in contravention of Section 6.03(b);

(m) [reserved];

(n) the non-exclusive licensing or sublicensing of intellectual property in the ordinary course of business or in accordance with industry practice;

(o) the unwinding of Swap Agreements permitted by Section 6.14; and

(p) the compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes.

provided that all sales, transfers, leases and other dispositions permitted by clause (g) above shall be made for Fair Market Value and for at least 75% cash consideration (it being understood that the following shall constitute cash consideration: real estate, equipment or other operating assets used or useful in a Permitted Business received by the Borrower or the Subsidiaries as consideration (excluding stock, notes or other securities)) and after giving effect to such sales, transfers, leases and other dispositions permitted hereby the Borrower shall be in compliance with the Financial Performance Covenants on a pro forma basis.

SECTION 6.06.  Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in the business of the Borrower or its Subsidiaries, whether now owned or hereafter acquired, and thereafter enter into any agreement (either directly or through any other Subsidiary) to rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for sale and leaseback transactions approved by the Required Lenders in their sole discretion.

SECTION 6.07.  [Reserved].

SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness.

(a) The Borrower will not, nor will it permit any Subsidiary to, declare or make, any Restricted Payment, except:

(i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

(ii) Subsidiaries may declare and pay distributions ratably with respect to their capital stock, membership or partnership interests or other similar Equity Interests;

(iii) [reserved];

(iv) the Borrower and the Subsidiaries may (A) purchase or pay cash in lieu of fractional shares of its Equity Interests arising out of stock dividends, splits, or business combinations or in connection with issuance of Qualified Equity Interests of the Borrower pursuant to mergers, consolidations or other acquisitions permitted by this Agreement, (B) pay cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for Qualified Equity Interests of the Borrower, and (C) make payments in connection with the retention of Qualified Equity Interests in payment of withholding Taxes in connection with equity-based compensation plans to the extent that net share settlement arrangements are deemed to be repurchases;

(v) the Borrower may make Restricted Payments to the direct or indirect equity holders of the Borrower to the extent tax liabilities are attributable to the ownership or operations of the Borrower, its direct or indirect Subsidiaries and any Subsidiary, provided that (A) the amount of such Restricted Payments shall not exceed the tax liabilities that the Borrower and the direct or indirect Subsidiaries would be required to pay in respect of Federal, state and local taxes were the Borrower and the direct or indirect Subsidiaries to pay such Taxes as stand-alone taxpayers less any tax payable directly by the Borrower or any direct or indirect Subsidiary and (B) all Restricted Payments made to the direct or indirect equity holders of the Borrower pursuant to this clause (v) are used by such Person solely for the purposes specified herein;

(vi) the Borrower may make Restricted Payments in the form of cash payments in respect of its preferred Equity Interests and other dividends, distributions and repurchases in respect of its Equity Interests in an aggregate amount not to exceed (x) $6,000,000 in any fiscal year of the Borrower in respect of dividends on preferred Equity Interests and (y) $1,000,000 in any fiscal year of the Borrower in respect of stock repurchases and other Restricted Payments; provided that before and immediately after giving effect to such Restricted Payment, no Specified Event of Default has occurred and is continuing or would result therefrom;

(vii) the Borrower and the Subsidiaries may make additional Restricted Payments in an aggregate amount not exceeding $5,000,000 throughout the term of this Agreement; provided that, immediately after giving effect to such Restricted Payment no Default or Event of Default has occurred and is continuing; and

(viii) the Borrower may purchase, redeem, retire or otherwise acquire for value of Equity Interests (and any related stock appreciation rights, plans, equity incentive or achievement plans or any similar plans) in a person being acquired in any Permitted Acquisition in connection with such Permitted Acquisition.

(b) The Borrower will not nor will it permit any Subsidiary to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of, any Subordinated Indebtedness (other than intercompany loans among Subsidiary Loan Parties and the Borrower), except:

(i) payment of regularly scheduled interest and principal payments as and when due in respect of such Indebtedness, other than as prohibited by any subordination provisions thereof;

(ii) prepayments in respect of the Google Note, earn-outs, milestone and other similar deferred purchase price obligations in an aggregate amount not to exceed the Available Basket Amount; provided that (x) before and immediately after giving effect to any such prepayment, no Specified Event of Default has occurred and is continuing or would result therefrom and (y) pro forma Liquidity after giving effect thereto shall exceed $100,000,000;

(iii) the cash payments in respect of any earn-out, milestone and other similar deferred purchase price obligations in an aggregate amount not to exceed, when taken together with the aggregate amount of Investments made pursuant to Section 6.04(a)(iv), $5,000,000 per fiscal year and $25,000,000 during the term of this Agreement; provided that (x) before and immediately after giving effect to any such Investment, no Specified Event of Default has occurred and is continuing or would result therefrom and (y) pro forma Liquidity after giving effect thereto shall exceed $50,000,000;

(iv) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing); and

(v) the conversion or exchange of any such Indebtedness into, or redemption, repurchase, prepayment, defeasance or other retirement of any such Indebtedness with, Borrower’s Equity Interests.

SECTION 6.09.  Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, involving aggregate payments or consideration in excess of $2,500,000 for any individual transaction or series of related transactions, except:

(a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties,

(b) (i) transactions between or among the Borrower and the Subsidiary Loan Parties, (ii) transactions between or among Subsidiaries that are not Subsidiary Loan Parties and (iii) transactions between or among the Borrower and the Subsidiary consistent with past practice and made in the ordinary course,

(c) any transaction permitted under Sections 6.01, 6.02, 6.03, 6.04, 6.05 or 6.08,

(d) [reserved],

(e) [reserved],

(f) [reserved],

(g) [reserved],

(h) any lease or sublease entered into between the Borrower or any Subsidiary, as lessee or sublessee, and any of the Affiliates (as of the Effective Date) of the Borrower or entity controlled by such Affiliates, as lessor or sublessor, which is approved in good faith by a majority of the disinterested members of the Board of Directors of the Borrower,

(i) payments to or from, and transactions with, any joint venture in the ordinary course of business (including any cash management activities related thereto),

(j) [reserved],

(k) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any Subsidiary in the ordinary course of business,

(l) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s Board of Directors,

(m) transactions pursuant to agreements existing on the Effective Date and set forth on Schedule 6.09 and any amendments thereto to the extent such amendments are not materially less favorable to the Borrower or such Subsidiary Loan Party than those provided for in the original agreements,

(n) employment and severance arrangements entered into in the ordinary course of business and approved by the Borrower’s Board of Directors between the Borrower or any Subsidiary and any employee thereof,

(o) all payments made or to be made in connection with the Transactions, including the payment of the Transaction Costs,

(p) [reserved];

(q) [reserved]; and

(r) any customary management services agreements or similar agreements between the Borrower or any Subsidiary.

SECTION 6.10.  Restrictive Agreements.

(a) Subject to clauses (b) and (c) below, the Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary.

(b) Section 6.10(a) shall not apply to restrictions and conditions (i) imposed by law or by any Loan Document, (ii) existing on the Effective Date and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition unless such amendment is not otherwise prohibited by Section 6.11), (iii) contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) imposed by any customary provisions restricting assignment of any agreement entered into the ordinary course of business, (v) imposed by any instrument or agreement governing Indebtedness of a Subsidiary acquired by the Borrower or any of the Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any such Person, other than the Person or any of its Subsidiaries, so acquired (provided that such Indebtedness was permitted by Section 6.01 to be incurred), (vi) imposed by any instrument or agreement governing Indebtedness of the Borrower or any Subsidiary that is incurred or issued subsequent to the Effective Date and is permitted pursuant to Section 6.01 (provided that the restrictions in such Indebtedness are not materially more restrictive in the aggregate than the restrictions contained in this Agreement), or (vii) customary provisions in shareholders agreements, joint venture agreements, organization constitutive documents or similar binding agreements relating to any joint venture or non-wholly-owned Subsidiary and other similar agreements applicable to joint ventures and non-wholly-owned Subsidiaries and applicable solely to such joint venture or non-wholly-owned Subsidiary and the Equity Interests issued thereby.

(c) Section 6.10(a)(i) shall not apply to restrictions or conditions imposed by customary provisions in leases restricting the assignment thereof.

SECTION 6.11.  Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any documentation governing any Subordinated Indebtedness (other than on terms that would be permitted in a Permitted Refinancing thereof or as permitted in accordance with any intercreditor agreement), (b) the Google Note (in an manner that would be adverse in any material respect to the interests of the Lenders (including, without limitation, modifications or amendments that advance the maturity date thereof to a date sooner that 135 days after the Term Loan Maturity Date)) or (c) its certificate of incorporation, by-laws or other organizational documents (to the extent such amendment, modification or waiver would be materially adverse to the Lenders).

SECTION 6.12.  Financial Performance Covenants.

(a) Minimum Liquidity. As of the last day of each month, commencing with the month ending December 31, 2022, the Borrower shall not permit Liquidity, calculated as the average daily balance for the month then ended, to be less than $25,000,000 (the “Minimum Liquidity Amount”).

(b) Minimum Revenue. As of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2022, the Borrower shall not permit consolidated Revenues of the Borrower and its Subsidiaries for the trailing twelve month period ending on the last day of such fiscal quarter to be less than the amount set forth below of each applicable period:

Fiscal Quarter End	Minimum Consolidated Revenues
December 31, 2022	$226,500,000.00
March 31, 2023	$253,100,000.00
June 30, 2023	$283,500,000.00

Fiscal Quarter End	Minimum Consolidated Revenues
September 30, 2023	$312,900,000.00
December 31, 2023	$342,700,000.00
March 31, 2024	$371,600,000.00
June 30, 2024	$408,300,000.00
September 30, 2024	$443,000,000.00
December 31, 2024	$459,100,000.00
March 31, 2025	$487,900,000.00
June 30, 2025	$521,900,000.00
September 30, 2025	$556,700,000.00
December 31, 2025 and each fiscal quarter thereafter	$594,100,000.00

SECTION 6.13.  Accounting; Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as permitted by GAAP, and will not change its fiscal year-end to a date other than December 31.

SECTION 6.14.  Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or such Subsidiary has actual exposure (other than those in respect of Equity Interests) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or such Subsidiary, in each case, for bona fide hedging purposes and not for speculation.

SECTION 6.15.  Changes in Name. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its legal name except as permitted by Section 5.03(a).

SECTION 6.16.  OFAC; Patriot Act. The Borrower shall not, and shall not permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Section 3.17.

SECTION 6.17.  Issuance or Repurchase of Equity Interests. The Borrower shall not, and shall not permit any of its Subsidiaries to, issue any Disqualified Equity Interests.

SECTION 6.18.  Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in any fiscal year in an aggregate amount exceeding (i) $25,000,000 plus (ii) an additional amount with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) plus (iii) 50% of the Available Basket Amount; provided that any Capital Expenditure made in reliance on the foregoing clause (ii) shall be subject to the following conditions: (x) before and immediately after giving effect to any such Capital Expenditure, no Specified Event of Default has occurred and is continuing or would result therefrom and (y) pro forma Liquidity after giving effect thereto shall exceed $100,000,000; provided further that, any unused amount under the foregoing clause (i) of this Section 6.18 shall carry forward to the immediately following fiscal year (such amount, the “Capital Expenditure Carryover Amount”); provided, further, that any Capital Expenditures made in a particular fiscal year of the Borrower shall first be deemed to have been made with the portion of the Capital Expenditures permitted for such fiscal year before the Capital Expenditure Carryover Amount is applied to such fiscal year.

ARTICLE VII

Events of Default

SECTION 7.01.  Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee (including any Make Whole/Prepayment Fee Amount) or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation or warranty shall prove to have been incorrect in any respect) when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower) or in Article VI (it being understood and agreed that any breach of Section 6.12(b) is subject to cure as provided in Section 7.02);

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(a), (b), (c) or (d) and such failure shall continue unremedied for a period of 10 days;

(f) the Borrower or any Subsidiary Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in Sections 7.01(a), (b), (d) or (e)), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(g) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period); provided that this paragraph (g) shall not apply to any Indebtedness if the sole remedy of the holder thereof in the event of such non-payment is to elect to convert such Indebtedness into Qualified Equity Interests (and cash in lieu of fractional shares); provided further that this paragraph (g) shall not apply to any such failure that (x) is remedied by the Borrower or any applicable Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01;

(h) any event or condition (other than, with respect to Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements and not as a result of any default thereunder by any Loan Party) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all required notices have been given) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (h) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets (to the extent not prohibited under this Agreement) securing such Indebtedness; (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (g) of this Section 7.01 will apply to any failure to make any payment required as a result of any such termination or similar event) or (iii) any Indebtedness if the sole remedy of the holder thereof following such event or condition is to elect to convert such Indebtedness into Qualified Equity Interests (and cash in lieu of fractional shares); provided further that this paragraph (h) shall not apply to any such failure that (x) is remedied by the Borrower or any applicable Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) a Loan Party or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;

(k) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money (to the extent not paid or covered by insurance provided by a carrier that has a credit rating of at least “A” by A.M. Best Company, Inc. and has not denied or disputed coverage) in an aggregate amount in excess of $10,000,000 shall be rendered against a Loan Party, or any combination thereof and the same shall remain unpaid or undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $10,000,000 for all periods;

(n) any Lien purported to be created under any Security Document for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under this Agreement) shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected (if and to the extent required to be perfected under the Loan Documents) Lien on any material portion of the Collateral with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement;

(o) any Loan Document shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any party thereto;

(p) the Guarantees of the Obligations by the Borrower and the Subsidiary Loan Parties pursuant to the Collateral Agreement shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents) or shall be asserted by the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

(q) any Subordinated Indebtedness or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Borrower and the Subsidiary Loan Parties in respect of their Guarantees under the Collateral Agreement, as applicable, or any Loan Party or the holders of at least 25% in aggregate principal amount of any Subordinated Indebtedness shall so assert;

(r) a Change of Control shall occur;

(s) any Material Regulatory Liability shall occur;

(t) any Registration shall be terminated, forfeited or revoked or shall fail to be renewed for any reason other than Borrower’s reasonable determination, in consultation with the Administrative Agent, that such Registration is no longer required for its ongoing operations, or shall be modified in a manner materially adverse to the Borrower and its Subsidiaries;

(u) any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial or material part of a Loan Party’s properties, and such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 30 days after commencement, filing or levy; or

(v) a Loan Party shall be enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business for a material period of time; a Loan Party shall suffer the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; or any material property of a Loan Party shall be taken or impaired through condemnation, then, and in every such event (other than an event with respect to the Borrower described in Section 7.01(h) or (i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including any Make Whole/Prepayment Fee Amount), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in Section 7.01(i) or (j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, the foregoing actions may not be taken in the case of an Event of Default under Section 6.12(b), until the ability to exercise the Cure Right under Section 7.02 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired or to the extent that the Borrower has confirmed in writing that it does not intend to provide the Cure Amount).

SECTION 7.02.  Right to Cure. Notwithstanding anything to the contrary contained in this Article 7, in the event that the Borrower fails to comply with the requirements of Section 6.12(b) as of the end of any relevant fiscal quarter, the Borrower shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is ten Business Days after the date on which the financial statements for such quarter were required to have been delivered in accordance with Section 5.01(b)), to issue Equity Interests for cash or otherwise receive cash contributions to its equity for such Equity Interests (the “Cure Amount”), the proceeds of which shall be required to prepay outstanding Term Loan Borrowings in accordance with Section 2.11(d), and thereupon the Borrower’s compliance with Section 6.12(b) shall be recalculated giving effect to the following pro forma adjustments: (i) Revenue shall be increased, solely for the purposes of determining compliance with Section 6.12(b), including determining compliance with Section 6.12(b) as of the end of such fiscal quarter and applicable subsequent periods that include such fiscal quarter by an amount equal to the Cure Amount and (ii) if, after giving effect to the foregoing recalculations, the requirements of Section 6.12(b) shall be satisfied, then the requirements of Section 6.12(b) shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.12(b) that had occurred shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (v) during the term of this Agreement, the Cure Right shall not be exercised more than two times, (w) the Cure Right shall not be exercised in consecutive fiscal quarters, (x) in each four fiscal quarter period there shall be a period of at least two fiscal quarter in which the Cure Right is not exercised, (y) the Cure Amount shall be no greater than the amount required for purposes of complying with 6.12(b) for the applicable fiscal quarter and (z) no Event of Default may arise under Section 6.12(b) until the earlier of (A) the 10th Business Day after the day on which the relevant financial statements are required to be delivered (unless the Cure Right has been exercised two times in the applicable four consecutive fiscal quarter period), and then only to the extent the Cure Amount has not been received on or prior to such date and (B) the date (if any) on which the Borrower delivers notice to the Administrative Agent that the Cure Right with respect to such breach will not be exercised.

ARTICLE VIII

The Agents

SECTION 8.01.  Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Lenders hereby authorize the Administrative Agent to enter into any intercreditor agreement or arrangement permitted under this Agreement and any such intercreditor agreement or arrangement is binding upon the Lenders. Notwithstanding any provision to the contrary elsewhere in this Agreement, the

Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

SECTION 8.02.  The Administrative Agent. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents and exercise its rights and powers hereunder or under any other Loan Document by or through agents, sub-agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents, sub-agents or attorneys in-fact selected by it with reasonable care. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.03.  Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “SOFR”, or “Term SOFR” or with respect to any comparable or successor rate thereto including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.14, will be similar to, or produce the same value or economic equivalence of, Term SOFR.

SECTION 8.04.  Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05.  Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06.  Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

SECTION 8.07.  Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing;

provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08.  Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09.  Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Sections 7.01(a), 7.01(b), 7.01(h), 7.01(i) or 7.01(j) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above, provided, however, that any such successor agent receiving payments from the Loan Parties shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 and of Section 9.03 shall continue to inure to its benefit.

SECTION 8.10.  Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received). A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).

(iii) For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to:

Tempus Labs, Inc.

600 West Chicago Avenue, Suite 510

Chicago, Illinois 60654

Attention: Chief Financial Officer

Email: jim.rogers@tempus.com

with a copy to:

Cooley LLP

110 N. Wacker Drive

Chicago, Illinois 60606-1511

Attention: Addison Pierce

Email: afpierce@cooley.com

(ii) if to the Administrative Agent or the Collateral Agent, to:

Ares Capital Corporation

245 Park Avenue, 44th Floor

New York, New York 10167

Attn: Middle Office DL - Tempus

Email: agency@aresmgmt.com; middleofficedl@aresmgmt.com; aresagency@alterdomus.com with a copy to:

Katten Muchin Rosenman LLP

525 W. Monroe St.

Chicago, Illinois 60661

Attention: Michael A. Jacobson, Esq.

Email: michael.jacobson@katten.com

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent provided that the foregoing shall not apply to notices to any Lender pursuant to Article II or of a Default if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and provided that the Administrative Agent shall in any event also receive hard copies of the notices described in this proviso and, to the extent requested, any other documents delivered electronically under this Agreement. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of any required notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Administrative Agent (and, in the case of the Administrative Agent, by written notice to the Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given as follows: notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier (with a send successful notice) shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

SECTION 9.02.  Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Collateral Agent may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (with a fully executed copy thereof delivered to the Administrative Agent) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto (and, if party thereto, the Collateral Agent), in each case with the consent of the Required Lenders; provided that no such agreement shall:

(i) increase the Commitment of any Lender without the written consent of such Lender, (it being understood that a waiver of any Default or mandatory prepayment or mandatory reduction of any Commitments shall not constitute an increase of any Commitment of any Lender);

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder (including, without limitation, ~~the~~any Make Whole/Prepayment Fee Amount), without the written consent of each Lender affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate,

(iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, or mandatory prepayment shall not constitute an extension of any maturity date), or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender adversely affected thereby, it being understood that the waiver of any condition precedent or the waiver of any Default or mandatory prepayment requirement shall not constitute a postponement or reduction hereunder,

(iv) change or have the effect of changing the priority or pro rata treatment of any payments (including voluntary and mandatory prepayments), Liens, proceeds of Collateral or reductions in Commitments (including as a result in whole or in part of allowing the issuance or incurrence, pursuant to this Agreement or otherwise, of new loans or other Indebtedness having any priority over any of the Obligations in respect of payments, Liens, Collateral or proceeds of Collateral, in exchange for any Obligations or otherwise), without the written consent of each Lender directly and adverse affected thereby,

(v) change any of the provisions of this Section 9.02, the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender,

(vi) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender,

(vii) release the Borrower or any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as provided in Section 6.03 or in the Collateral Agreement) or limit its liability in respect of such Guarantee, without the written consent of each Lender, or

(viii) release all or substantially all the Collateral from the Liens of the Security Documents (except as provided in Section 6.03 or in the Collateral Agreement), without the written consent of each Lender.

provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent and (B) notwithstanding the preceding clause (iv), only those Lenders that have not been provided a reasonable opportunity, as determined in the good faith judgment of the Administrative Agent, to receive the most-favorable treatment under or in connection with the applicable amendment, waiver or supplement described in the preceding clause (iv) (other than the right to receive customary administrative agency, arranging, underwriting and other similar fees) that is provided to any other Person, including the opportunity to participate on a pro rata basis on the same terms in any new loans or other Indebtedness permitted to be issued as a result of such amendment, waiver or supplement, shall be deemed to be directly and adversely affected by such amendment, waiver or supplement. In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.02(b) being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, any assignee that is acceptable to the Administrative Agent shall have the right, with the Administrative Agent’s consent, to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower’s request, sell and assign to such assignee, at no expense to such Non-Consenting Lender, all the Term Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Term Loans held by such Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (including amounts under Sections 2.15, 2.16 and 2.17) so long as such principal balance of all other Non-Consenting Lenders is similarly purchased, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption in accordance with Section 9.04(b) (which Assignment and Assumption need not be signed by such Non-Consenting Lender). A copy of each amendment, waiver or other modification to this Agreement or any other Loan Document shall be furnished by the Borrower to the Administrative Agent.

(c) Notwithstanding the provisions of Section 9.02(b), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof, and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders. In addition, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (the “Refinanced Term Loans”) and, if applicable, related outstanding commitments, with a replacement term loan tranche hereunder (the “Replacement Term Loans”); provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (iii) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Refinanced Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Refinanced Term Loans in effect immediately prior to such refinancing.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Agents, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (limited to, in the case of legal fees and expenses, all reasonable and documented costs and out-of-pocket expenses of one legal counsel and, to the extent necessary, one local counsel in each relevant jurisdiction, but no other advisors without the Borrower’s prior consent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender (limited to, in the case of legal fees and expenses, all reasonable and documented costs and out-of-pocket expenses of one legal counsel and, to the extent necessary, one local counsel in each relevant jurisdiction, but no other advisors without the Borrower’s prior consent), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless, from and against any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee (limited to, in the case of fees, charges and disbursements of any counsel, one counsel to such Indemnitees, taken as a whole, one local counsel in each relevant jurisdiction to all such Indemnitees, taken as a whole, and, solely in the event of a conflict of interest, one additional counsel (and, if necessary, one local counsel in each relevant jurisdiction)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or emanating from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any actual or alleged Environmental Liability related in any way to the Borrower or any of its Subsidiaries or their respective properties or operations, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or such litigation, claim, investigation or proceeding is brought by a third party or by the Borrower or its Affiliates, provided that no Indemnitee shall be entitled to indemnity in respect of any such losses, claims, damages, liabilities or related expenses to the extent that (i) the same is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (a) the gross negligence, willful misconduct or bad faith of such Indemnitee or (b) a material breach by an Indemnitee of its obligations under this Agreement, (ii) the same arises solely from a dispute among Indemnitees (other than any claim against Ares Capital Corporation solely in its capacity as Administrative Agent) or (iii) any settlement is effected without the Borrower’s consent; provided, further, that each Indemnitee agrees (by accepting the benefits hereof) to refund and return any and all amounts paid or caused to be paid by the Borrower to such Indemnitee to the extent any of the foregoing items described in clauses (i) through (iii) occurs. For the avoidance of doubt, this Section 9.03 shall not apply to Taxes (other than Taxes arising from a non-Tax claim). Payments under this Section 9.03(b) shall be made by the Borrower to the Administrative Agent for the benefit of the relevant Indemnitee.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under Sections 9.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate outstanding Term Loans at the time.

(d) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other Person party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof (other than in respect of any such damages incurred or paid by an Indemnitee to a third party).

(e) All amounts due under this Section 9.03 shall be payable not later than 10 days after written demand therefor.

SECTION 9.04.  Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 6.03) (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 9.04(b) (such an assignee, an “Eligible Assignee”), (ii) by way of participation in accordance with the provisions of Section 9.04(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(g) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing, no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) a natural Person, (ii) to the Borrower or any of its respective Subsidiaries or (iii) any Defaulting Lender. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(1) the Borrower, provided that no consent of the Borrower shall be required (x) for assignments to any Lender or Affiliate of a Lender or an Approved Fund (as defined below) thereof or (y) if an Event of Default under Sections 7.01(a) or 7.01(b) or Sections 7.01(i) or 7.01(j), solely with respect to the Borrower, has occurred and is continuing, any Assignee or an assignment of all or a portion of the Loans pursuant to Section 9.04(i); provided, further, that (x) the Borrower may withhold its consent (in its sole discretion) in respect of an assignment to an Affiliate (other than, in each case, Affiliates that constitute bona fide debt funds primarily investing in loans) of a Disqualified Institution and (y) the Borrower shall be deemed to have consented to an assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(2) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, (ii) of all or a portion of the Loans pursuant to Section 9.04(k) or Section 9.04(l) or (iii) from an Agent to its Affiliates.

Notwithstanding the foregoing or anything to the contrary set forth herein, (i) no Lender may assign or transfer by participation any of its rights or obligations hereunder to any Person that is a Defaulting Lender or, unless a Specified Event of Default has occurred and is continuing, a Disqualified Institution and (ii) to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of the Borrower, the Administrative Agent or any other party hereto so long as such Lender complies with the requirements of Section 9.04(b)(ii).

(ii) Assignments shall be subject to the following conditions:

(1) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required (x) for an assignment by a Lender to an Affiliate or an Approved Fund of a Lender or (y) if an Event of Default under Section 7.01(a), (b), (i) or (j) has occurred and is continuing, and that contemporaneous assignments to Approved Funds related to the same Lender shall be aggregated when calculating such minimum assignment amounts; provided further that, consent of the Borrower will be deemed to have been given if the Borrower has not responded within five (5) business days of a request for such consent; provided, further, that, unless a Specified Event of Default has occurred and is continuing, no assignment or participations shall be made to Disqualified Institutions or Competitors;

(2) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(3) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(4) the assignee, if it is not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, the applicable tax forms described in 2.17(f) and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

For purposes of this Section 9.04(b):

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender or (d) a limited partner or member of any of the foregoing.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

(c) Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the recordation date of each Assignment and Assumption in the Register, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain accessible at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and related stated interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(i) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that requires the affirmative vote of such Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which it enters the name and address of each Participant and the principal and stated interest amounts of each Participant’s interest in the Loans held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version), or is otherwise required thereunder. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Subject to Section 9.04(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender (subject to the requirements and limitations thereof, it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender) and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(b) with respect to any payments made by such Lender to its Participant(s).

(f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and the entitlement to receive a greater payments results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender (it being understood that the documentation required under Section 2.17 shall be delivered to the participating Lender).

(g) Any Lender may at any time pledge, assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge, assignment or grant to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge, assignment or grant of a security interest, provided that no such pledge, assignment or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

SECTION 9.05.  Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall have independent significance and be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that if any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the

Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff or application under this Section 9.08. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 9.10.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11.  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of their subsidiaries, provided that such source is not actually known by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this Section 9.12. For the purposes of this Section 9.12, the term “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.  USA Patriot Act. Each Lender and each Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Person to identify the Borrower in accordance with the USA Patriot Act.

SECTION 9.15.  Release of Collateral. Upon any sale or other transfer by any Loan Party of any Collateral that is permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of this Agreement, the Mortgage or other security interest in such Collateral shall be automatically released and the Collateral Agent is authorized to, and shall, take any action to effect the foregoing, including, without limitation, executing and delivering to the Borrower, in recordable form, discharges and releases of such Mortgage or other security interest.

SECTION 9.16.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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ANNEX B

Schedule 2.01 to Credit Agreement

See attached.

Schedule 2.01

Term Loan Commitments

ANNEX C

Closing Checklist

See attached.